                                                                   EXHIBIT 10.50

                               PURCHASE AGREEMENT

                   Dated as of December 11, 1998, by and among


                             Waste Connections, Inc.

                          Butler County Landfill, Inc.

                            Kobus Construction, Inc.

                                    Tom Kobus

                                       and

                                  Debbie Kobus

                               PURCHASE AGREEMENT


      THIS PURCHASE AGREEMENT (the "AGREEMENT"), dated as of December 11, 1998, is entered into by and among Waste Connections, Inc., a Delaware corporation ("WCI"), Butler County Landfill, Inc., a Nebraska corporation (the "CORPORATION"), Kobus Construction, Inc., a Nebraska corporation ("KCI"), Tom Kobus ("TOM") and Debbie Kobus (Tom Kobus and Debbie Kobus shall collectively be referred to as the "SHAREHOLDERS").

      WHEREAS, the Corporation owns and operates the Butler County Landfill in Butler County, Nebraska and engages in other related activities;

      WHEREAS, the Corporation owns all of the real estate used in connection with the business and operations of the Corporation, including without limitation the real property set forth on Schedule A, attached hereto;

      WHEREAS, KCI is engaged in the handling and transportation of solid waste and other related activities throughout the State of Nebraska (collectively, the "KCI BUSINESS");

      WHEREAS, the Shareholders own all of the issued and outstanding capital stock of the Corporation (the "CORPORATION'S STOCK");

      WHEREAS, WCI wishes to acquire from the Shareholders all of the Corporation's Stock; and

      WHEREAS, WCI wishes to acquire, or to cause one of its wholly owned subsidiaries to acquire, from KCI substantially all of the assets, properties, rights, privileges and interests owned, leased, held or used by KCI in connection with the KCI Business, except certain non-business related assets;

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

1.    PURCHASE OF CORPORATION'S STOCK AND KCI'S ASSETS

      1.1 Shares to be Purchased. At the Closing (as defined in Section 2), the Shareholders shall sell and deliver to WCI all of the issued and outstanding shares of the Corporation's Stock, being the number of shares of the Corporation set forth on Schedule 3.2 opposite each Shareholder's name. At the Closing, WCI shall purchase the Corporation's Stock and in exchange therefor shall deliver to the Shareholders at the Closing or thereafter as provided by this Agreement the purchase price as described in Section 1.5 (the "PURCHASE PRICE").

      1.2 Sale and Transfer of Assets. At the Closing, KCI shall convey, transfer, deliver and assign to WCI or, at WCI's election, one of its wholly owned subsidiaries, and in exchange therefor, WCI shall deliver to KCI at the Closing or thereafter as provided by this Agreement the Purchase Price and accept from KCI, the following assets (collectively, the "ASSETS"):

            (a) the trucks, containers, operating machinery and equipment, processing equipment, shop tools, parts, supplies, accessories, inventory, physical assets and other tangible personal property used primarily in connection with the ownership, operation and management of the KCI Business, including without limitation the items listed in Schedule 1.2(a) (the "FIXED ASSETS");

            (b) all of KCI's right, title and interest in and to the contracts, leases, agreements, customer accounts, commitments and arrangements specifically identified in Schedule 1.2(b) (the "ASSUMED CONTRACTS");

            (c) all permits, licenses, titles (including motor vehicle titles and current registrations), fuel permits, zoning and land use approvals or zoning variances, occupancy permits, and any other similar documents from any and all governmental authorities constituting a material authorization or entitlement or otherwise material to the operation or management of the KCI Business owned by, issued to, or held by KCI as are transferable by their respective terms to WCI;

            (d) all customer lists relating to the KCI Business;

            (e) KCI's right, title and interest in and to the logos, trade names, fictitious business names and service marks of KCI, including, without limitation, any right KCI may have to use the name "KCI Trucking";

            (f) the goodwill of the KCI Business;

            (g) [Omitted];

            (h) all guaranties, warranties, indemnities and similar rights in favor of KCI with respect to any of the Assets and all books and records primarily used in connection with the operation of the KCI Business;

            (i) all operating and financial records relating to the KCI Business, including, without limitation, all ledgers, copies (but not originals) of books of account, depreciation schedules, inventory information, records relating to payables and receivables, equipment records, maintenance records, disposal records and information concerning customers; and

            (j) all Effective Date Current Assets of KCI. WCI and KCI acknowledge that KCI will have been paid before the Effective Date for certain services to be rendered by WCI after the Effective Date with respect to KCI's prepaid customer accounts, and KCI will have rendered services to certain customers prior to the Effective Date who will be billed by WCI after the Effective Date with respect to certain other of KCI's customer accounts that are paid in arrears. Accordingly, within 30 days after the Closing Date, WCI and KCI shall prorate these prepaid and postpaid accounts as of the Closing Date and shall reconcile the net amount due, whereupon the party owing the other will immediately pay the net amount due.

            Notwithstanding the foregoing, WCI shall not acquire any of the assets listed on Schedule 3.3 (the "EXCLUDED ASSETS").

      1.3 Assumption by WCI of Certain Debt and Certain Contracts. WCI hereby assumes and agrees to pay, perform and discharge, after the Closing, all of the obligations, liabilities and commitments of KCI accruing from and after the Closing under or with respect to each Assumed Contract, but not including any obligation or liability for any breach thereof occurring prior to the Closing, and all of the debt of KCI included in the Closing Date Debt and all of the current liabilities of KCI included in the Effective Date Current Liabilities.

      1.4 Excluded Liabilities. Except as expressly set forth herein, WCI shall not assume or be bound by any other duties, responsibilities, obligations, indebtedness or other liabilities of KCI or to which KCI or any of the Assets or the KCI Business may be bound or affected, of whatever kind or nature, whether known, unknown, contingent or otherwise, arising before, on or after the Closing Date (including without limitation taxes arising from the operation of the KCI Business prior to the Closing) except those obligations, liabilities and commitments expressly assumed by WCI pursuant to Section 1.3 (the "EXCLUDED LIABILITIES").

      1.5 Purchase Price. The Purchase Price is:

            (a) eight million one hundred thousand dollars ($8,100,000), (i) minus the Closing Date Debt (as defined in Section 3.23(a)), (ii) plus or minus, as the case may be, the amount by which the Effective Date Current Assets (as defined in Section 3.23(b)) are greater or less than the Effective Date Current Liabilities (as defined in Section 3.23(b)), (iii) plus or minus, as the case may be, the amount of the Net Profit or Net Loss (as hereinafter defined) of the Corporation and the KCI Business for the period from the Effective Date through the Closing Date, and (iv) minus the Post Closure Liability (as hereafter defined). The Closing Date Debt shall be based on pay-off letters obtained from the Corporation's and KCI's lenders. The Effective Date Current Assets, Effective Date Current Liabilities, the Net Profit, the Net Loss and the Post Closure Liability shall be based on estimates of such amounts delivered to WCI by the Corporation and KCI at Closing. As used herein, the term "NET PROFIT" or "NET LOSS" shall mean the net profit or net loss of the Corporation and the KCI Business calculated in materially the same manner that net profit and net loss were calculated for the Corporation and the KCI Business for the periods prior to the Effective Date, and which profits or losses shall be incurred in compliance with Section 5 herein. The term "POST CLOSURE LIABILITY" shall mean the amount by which the Corporation's estimated closure and post closure liabilities with respect to the landfill set forth on Schedule A (based on engineering estimates taking into account the airspace depleted prior to the Effective Date) exceeds the reserves established therefor (the "RESERVES"), all as more specifically set forth on Schedule 1.5(a)(iv).

            At Closing, the following portion of the Purchase Price shall be paid to the Shareholders and KCI in immediately available funds by wire transfer: eight million one hundred thousand dollars ($8,100,000) (v) minus the Closing Date Debt, (w) plus or minus, as the case may be, any estimated Net Loss or Net Profit (x) minus the Post Closure Liability, and (y) plus or minus, as the case may be, the amount by which the estimated Effective Date Current Assets are greater or less than the estimated Effective Date Current Liabilities. Within ninety (90) days after the Closing, WCI and the Shareholders shall determine the actual Closing Date Debt, Effective Date Current Assets, Effective Date Current Liabilities, Net Profit or Net Loss, and Post Closure Liability. If the difference between the actual amounts of such items and the estimated amounts provided at Closing results in an increase in the amount that should have been paid at the Closing over the amount that was so paid, WCI shall promptly pay such amount to the

Shareholders or KCI, as the case may be; if the result is a decrease in the amount that should have been paid at the Closing from the amount that was so paid, the Shareholders or KCI, as the case may be, shall promptly pay such amount to WCI (the "POST CLOSING ADJUSTMENT.").

            (b) A non-interest bearing promissory note (the "TOM KOBUS NOTE") from WCI to Tom Kobus in the principal amount of one hundred thirty-five thousand dollars ($135,000), which Note shall be subordinate to WCI's senior debt and paid to Tom Kobus in twelve (12) equal quarterly installments of eleven thousand two hundred fifty dollars ($11,250) and shall be in form and substance reasonably satisfactory to the parties. A non-interest bearing promissory note (the "DEBBIE KOBUS NOTE") from WCI to Debbie Kobus in the principal amount of forty-four thousand dollars ($44,000), which Note shall be subordinate to WCI's senior debt and paid to Debbie Kobus in twelve (12) equal quarterly installments of three thousand six hundred sixty-six dollars and 66/100 ($3,666.66) and shall be in form and substance reasonably satisfactory to the parties.

      1.6 Allocation of the Purchase Price. The Shareholders acknowledge that WCI is purchasing the entire business of the Corporation and KCI, other than the Excluded Assets, for the aggregate Purchase Price provided herein, and agree that they shall allocate the Purchase Price among themselves as they shall agree. WCI shall pay the Purchase Price as allocated among the Shareholders as set forth on Schedule 1.6 which Schedule shall set forth the allocation of the Purchase Price among the Assets and among the assets of the Corporation for purposes of the election described in Section 9.8 (the "ALLOCATION") provided that twenty thousand dollars ($20,000) of the Purchase Price shall be allocated to the covenants not to compete as described in Section 11.1(a) hereof. The parties hereto agree that the Allocation will be used by them for tax reporting purposes. Each party hereto agrees that it will report the transaction completed pursuant to this Agreement in accordance with the Allocation, including any report made under Section 1060 of the Internal Revenue Code, as amended (the "CODE"), and that no such party will take a position inconsistent with the Allocation except with prior written consent of the other parties hereto. In the event that there is a Post Closing Adjustment, the parties hereto shall agree to an adjustment to the Allocation and such new Allocation shall then be used for all purposes in place of the original Allocation, provided that any Net Profit or Net Loss shall be allocated to landfill cells.

      1.7 Excluded Assets. The assets of the Corporation and KCI listed on
Schedule 3.3 (the "EXCLUDED ASSETS") shall be distributed to the Shareholders prior to the Closing, and WCI shall acquire no interest in or claim to any of the Excluded Assets.

2.    CLOSING TIME AND PLACE

      2.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated herein (the "CLOSING") shall take place January 8, 1999 or on such later date as WCI and the Shareholders shall agree (the "CLOSING DATE"). For financial reporting purposes, the effective date of the Closing shall be November 1, 1998 (the "EFFECTIVE DATE"). The Closing shall take place at the Law Offices of Shartsis, Friese & Ginsburg LLP, One Maritime Plaza, Suite 1800, San Francisco, California 94111 or at such other place as WCI and the Shareholders shall agree. At the Closing, WCI, the Corporation, KCI and the Shareholders shall deliver to each other the documents, instruments and other items described in Section 8 of this Agreement. At the election of WCI and the Shareholders, the Closing of this transaction may take place through an exchange of documents using overnight courier service or facsimile and wire transfer of funds.

      2.2 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement and the obligations of the parties hereunder may be terminated prior to Closing as follows:

            (a) By the Corporation, KCI or the Shareholders (i) in the event the transactions contemplated by this Agreement have been prohibited or enjoined by reason of any judgment, decree or order entered or issued by a court of competent jurisdiction in litigation or proceedings involving any of the parties hereto; or (ii) in the event WCI breaches or violates any material provision of this Agreement or fails to perform any material covenant or agreement to be performed on or prior to the Closing Date by WCI under the terms of this Agreement, and Shareholders have provided written notice thereof to WCI giving reasonable specificity and WCI has not cured same within a reasonable period of time and such breach is not waived by Shareholders in writing.

            (b) By WCI (i) in the event the transactions contemplated by this Agreement have been prohibited or enjoined by reason of any judgment, decree or order entered or issued by a court of competent jurisdiction in litigation or proceedings involving any of the parties hereto; (ii) in the event that the covenants set forth in Sections 5.4, 5.6 and 5.7 have not been complied with to the reasonable satisfaction of WCI; or (iii) in the event that the Corporation, KCI or the Shareholders breach or violate any applicable material provision of this Agreement or fail to perform any material covenant or agreement to be performed on or prior to the Closing Date by the Corporation, KCI or the Shareholders under the terms of this Agreement and WCI has provided written notice thereof to the applicable parties giving reasonable specificity, and such parties have not cured same within a reasonable period of time and such breach is not waived by WCI in writing.

            (c) By WCI or Shareholders if the Closing hereunder shall not have taken place by January 31 1999, or, by such later date as shall be agreed upon by an appropriate amendment to this Agreement, if the parties agree in writing to an extension, provided that a party shall not have the right to terminate under this Section 2.2(c) if the conditions precedent to such party's obligation to close, as set forth in Sections 6 and 7 hereof, have been fully satisfied and such party has failed or refused to close after being requested in writing to close by the other party.

      2.3 Notice and Effect of Termination. On termination of this Agreement, the transactions contemplated herein shall forthwith be abandoned and all continuing obligations and liabilities of the parties under or in connection with this Agreement shall be terminated and of no further force or effect; provided, however, that nothing herein shall relieve any party from liability for any misrepresentation, breach of warranty or breach of covenant contained in this Agreement prior to such termination unless WCI terminates this Agreement pursuant to Section 2.2(b)(ii), in which case the Corporation, Shareholders and KCI shall have no continuing liability related to any matters disclosed in the Schedules or information provided to WCI as contemplated in Section 5.4 which caused WCI to so terminate. Notwithstanding the foregoing, Sections 2.4, 3.36, 4.5, 9.5 and 12.8 and the confidentiality obligations set forth in Sections 5.4 and 9.4 shall survive the termination of this Agreement for any reason.

      2.4 Break-Up Fee. If WCI elects to terminate this Agreement pursuant to
Section 2.2 herein for reasons other than those set forth in (w) Section 2.2(b)(i), (x) Section 2.2(c), (y) the failure to fulfill the conditions set forth in Sections 6.1 through 6.5 and 6.7, or (z) the failure of the Shareholders and KCI to make the deliveries described in Section 8.2(a), (b),
(c), (e), (f) and (i) (the foregoing subsections w, x, y and z shall collectively be referred to as the "EXCEPTIONS"), WCI shall promptly pay to the Shareholders a sum equal to one hundred thousand dollars ($100,000) (the "BREAK-UP FEE"), and upon such payment, WCI shall have, except as otherwise set forth in Section 2.3, no further liability or obligation to the Corporation, KCI or the Shareholders under this Agreement. Notwithstanding the above or anything in this Agreement seemingly to the contrary, the parties hereto intend that WCI shall be obligated to pay to Shareholders the Break Up Fee if WCI terminates this Agreement pursuant to Section 2.2, due to one of the Exceptions or otherwise, and the root cause for such termination is WCI's dissatisfaction with any matter disclosed in the Schedules to this Agreement from and after the date of this Agreement (other than Schedules 1.5(a)(iv), 1.6 and 3.3, which have been agreed to by the parties), or any due diligence information provided to WCI from and after the date of this Agreement.

      2.5 Exclusive Negotiations. Following execution of this Agreement until January 31, 1999, the Corporation, KCI and the Shareholders shall not, and the Shareholders shall not permit the Corporation's or KCI's officers, directors, employees or agents to, initiate, negotiate or discuss with any other person or entity the possible sale of all or substantially all of the assets, business or stock of the Corporation or KCI, or to effect the merger of the Corporation or KCI with any party other than WCI or one of its Affiliates. The Shareholders hereby confirm that no person or entity presently has or may acquire any rights to purchase or otherwise acquire the assets or the stock of either the Corporation or KCI.

      2.6 Corrections to Due Diligence and Schedules. Pursuant to Sections 5.4 and 5.6 of this Agreement, Shareholders, the Corporation and KCI have agreed to deliver to WCI or its agents the Schedules to this Agreement in final form, and all reasonably requested due diligence material, by no later than December 22, 1998. If, prior to the Closing Date, the Shareholders, the Corporation or KCI determine that any Schedule, document or other information provided to WCI or its agents by the Shareholders, the Corporation or KCI is incomplete, inaccurate or misleading, the Shareholders, the Corporation or KCI shall promptly give WCI written notice and correct such Schedule, document or information. In addition, the Corporation and KCI shall provide WCI with such additional information in their control concerning such correction as WCI shall reasonably request. If such correction does not represent a material adverse change in the information previously provided to WCI, WCI shall not have the right to terminate this Agreement based upon such correction. If such correction does represent a material adverse change in the information previously provided to WCI or its agents and WCI reasonably determines that such correction is unacceptable, such correction shall be deemed to be a failure of the conditions set forth in Sections 5.4 and 5.6, as applicable, and WCI shall have the right to terminate this Agreement after receipt of the corrected information; provided that the Corporation and KCI shall first have an opportunity to cure such matter to the reasonable satisfaction of WCI prior to the Closing Date, and provided that on WCI's election to terminate WCI shall be obligated to pay the break-up fee as provided in Section 2.4.

3.    REPRESENTATIONS AND WARRANTIES OF THE CORPORATION, KCI AND THE
      SHAREHOLDERS.

      The Corporation, KCI and the Shareholders, jointly and severally, represent and warrant to WCI, which representations and warranties are true and correct, as follows:

      3.1 Organization, Standing and Qualification. Each of the Corporation and KCI is duly organized, validly existing and in good standing under the laws of the State of Nebraska. Each of the Corporation and KCI has full corporate power and authority to own and lease its properties and to carry on its business as now conducted. The Corporation is not required to be qualified or licensed to conduct business as a foreign corporation in any other jurisdiction.

      3.2 Capitalization. Schedule 3.2 sets forth the authorized and outstanding capital of the Corporation, the names and addresses of the record and beneficial owners thereof, the number of shares so owned, the allocation of the Purchase Price among the Shareholders and KCI as agreed to among themselves, and wire transfer instructions for each Shareholder and KCI relating to the bank account to which the cash portion of the Purchase Price should be sent. All of the issued and outstanding shares of the capital stock of the Corporation are owned of record and beneficially by the Shareholders, as set forth in Schedule 3.2, and are and will be free and clear of all liens, security interests, encumbrances, restrictions, pledges and claims of every kind except as set forth in Schedule 3.2. Each share of the capital stock of the Corporation is duly and validly authorized and issued, fully paid and nonassessable, and was not issued in violation of any preemptive rights of any past or present shareholder of the Corporation. No option, warrant, call, conversion right or commitment of any kind (including any of the foregoing created in connection with any indebtedness of the Corporation) exists which obligates the Corporation to issue any of its authorized but unissued capital stock or other equity interest or which obligates the Shareholders to transfer any Corporation's Stock to any person. To the knowledge of Shareholders, the Corporation's Stock has been issued in accordance with all applicable federal and state securities laws.

      3.3 All Stock and Assets Being Acquired. The Corporation's Stock being acquired by WCI hereunder constitutes all of the outstanding capital stock of the Corporation. The assets of the Corporation listed on Schedule 3.3 shall be distributed to the Shareholders prior to the Closing, and WCI shall acquire no interest in or claim to any of such assets. The Assets being acquired by WCI hereunder constitute substantially all of the assets of the KCI Business used in and necessary to conduct and operate the KCI Business as presently conducted and operated (other than certain Excluded Assets set forth on Schedule 3.3).

      3.4 Authority for Agreement. The Corporation, KCI and the Shareholders have full right, power and authority to enter into this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement, and to perform its, his or her obligations hereunder. The execution and delivery of this Agreement by the Corporation and KCI and the consummation of the transactions contemplated hereby by the Corporation and KCI has been duly authorized by the Board of Directors of the Corporation or KCI, as the case may be. This Agreement and all other agreements and documents executed in connection herewith have been and will be, as the case may be, duly and validly executed and delivered by the Corporation and KCI and the Shareholders and, subject to the due authorization, execution and delivery by WCI, constitute the legal, valid and binding obligations of the Corporation, KCI and the Shareholders enforceable against the Corporation, KCI and the Shareholders in accordance with their respective terms.

      3.5 No Breach or Default. Except as disclosed on Schedule 3.5, the execution and delivery by the Corporation, KCI and the Shareholders of this Agreement, and the consummation by the Corporation, KCI and the Shareholders of the transactions contemplated hereby, will not, after the giving of notice, or the lapse of time or otherwise:

            (a) result in the breach of any of the terms or conditions of, or constitute a default under, or allow for the acceleration or termination of, or in any manner release any party from any obligation under, any mortgage, lease, note, bond, indenture, or contract, agreement, license or other instrument or obligation of any kind or nature to which the Corporation, KCI or any of the Shareholders is a party, or by which the Corporation, KCI or any of the Shareholders, or any of the Corporation's assets or the Assets, is or may be bound or affected; or

            (b) violate any law, rule or regulation, or any order, writ, injunction or decree of any court, administrative agency or governmental authority, or require the approval, consent or permission of any governmental or regulatory authority; or

            (c) violate the Articles of Incorporation or Bylaws of the Corporation or KCI.

      3.6 Subsidiaries. Schedule 3.6 lists any and all subsidiaries of the Corporation and any securities of any other corporation or any securities or other interest in any other business entity owned by the Corporation or any of the Corporation's subsidiaries.

      3.7 Financial Statements. The Corporation and KCI have delivered to WCI, as Schedule 3.7, copies of the compiled financial statements ("FINANCIAL STATEMENTS") for the Corporation's and KCI's three most recent fiscal years and interim financial statements for the Corporation and KCI for the period ended October 31, 1998 (the "BALANCE SHEET DATE"). The Financial Statements are true and correct and fairly present (i) the financial position of the Corporation and the KCI Business as of the respective dates of the balance sheets included in said statements, and (ii) the results of operations for the respective periods indicated. The Financial Statements have been prepared consistently with prior periods. Except to the extent reflected or reserved against in the Corporation's or KCI's balance sheet as of the Balance Sheet Date, or as disclosed on Schedule
3.7 or Schedule 3.8, neither the Corporation nor KCI had as of the Balance Sheet Date, nor will the Corporation or KCI have as of the Closing Date, any material liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities due.

      3.8 Liabilities. Parts I, II, III and IV of Schedule 3.8 are accurate lists and descriptions of all liabilities of (i) the Corporation and (ii) KCI relating to the KCI Business, required to be described below in the format set forth below.

            (a) Part I of Schedule 3.8 lists, as of the date hereof other than with respect to trade payables, and as of the Effective Date with respect to trade payables, all indebtedness for money borrowed and all other fixed and uncontested liabilities of any kind, character and description (excluding all real and personal property leasehold interests included in Part IV of Schedule 3.8), whether reflected or not reflected on the

      Financial Statements and whether accrued or absolute, and states as to each such liability the amount of such liability and to whom payable. From the end of the Effective Date, trade payables have been incurred only in the ordinary course of business consistent with comparable prior periods.

            (b) Part II of Schedule 3.8 lists all claims, suits and proceedings which are pending against the Corporation or against KCI relating to the KCI Business and, to the knowledge of the Corporation, KCI and the Shareholders, all contingent liabilities and all claims, suits and proceedings threatened or anticipated against the Corporation or against KCI relating to the KCI Business. Part II of Schedule 3.8 includes a summary description of each such liability, including, without limitation,
      (A) the name of each court, agency, bureau, board or body before which any such claim, suit or proceeding is pending, (B) the date such claim, suit or proceeding was instituted, (C) the parties to such claim, suit or proceeding, (D) a brief description of the factual basis alleged to underlie such claim, suit or proceeding, including the date or dates of all material occurrences, and (E) the amount claimed and other relief sought.

            (c) Part III of Schedule 3.8 lists, to the extent not otherwise included in Part I of Schedule 3.8, all liens, claims and encumbrances secured by or otherwise affecting any asset of the Corporation (including any Corporate Property, as hereafter defined) or secured by any of the Assets, including a description of the nature of such lien, claim or encumbrance, the amount secured if it secures a liability, the nature of the obligation secured, and the party holding such lien, claim or encumbrance.

            (d) Part IV of Schedule 3.8 lists, to the extent not otherwise included in Part I or Part III of Schedule 3.8, all real and personal property leasehold interests to which the Corporation or KCI is a party as lessor or lessee or, to the knowledge of the Corporation, KCI or a Shareholder, affecting or relating to any Corporate Property or KCI Property.

            Except as described on the applicable part of Schedule 3.8, none of the Corporation, KCI or any of the Shareholders has made any payment or committed to make any payment since the Balance Sheet Date on or with respect to any of the liabilities or obligations listed on Schedule 3.8 except, in the case of liabilities and obligations listed on Parts I, III and IV of Schedule 3.8, periodic payments required to be made under the terms of the agreements or instruments governing such obligations or liabilities or made in the ordinary course of business.

      3.9 Accurate and Complete Records. The corporate minute books, stock ledgers, books, ledgers, financial records and other records of the Corporation:

            (a) have been made available to WCI and its agents at the Corporation's offices or at the offices of WCI's attorneys or the Corporation's attorneys;

            (b) have been, in all material respects, maintained in accordance with all applicable laws, rules and regulations; and

            (c) are accurate and complete in all material respects, reflect all material corporate transactions required to be authorized by the Board of Directors and/or shareholders of that Corporation and do not contain or reflect any material discrepancies.

      3.10  Permits and Licenses.

            (a) Schedule 3.10(a) is a full and complete list, and includes copies, of all material permits, licenses, franchises, and service agreements pursuant to which the Corporation or KCI is authorized to collect and haul industrial, commercial and residential solid waste (the "COLLECTION FRANCHISES"), and of all other material permits, licenses, titles (including motor vehicle titles and current registrations), fuel permits, zoning and land use approvals and authorizations, including, without limitation, any conditional or special use approvals or zoning variances, occupancy permits, and any other similar documents constituting a material authorization or entitlement or otherwise material to the operation of the business of the Corporation or the KCI Business (collectively the "GOVERNMENTAL PERMITS") owned by, issued to or held by the Corporation, KCI or the Shareholders. Schedule 3.10(a) also sets forth the name of any governmental agency or other third party from whom the Shareholders, the Corporation, KCI or WCI must obtain consent (the "REQUIRED GOVERNMENTAL CONSENTS") in order to effect a direct or indirect transfer of the Collection Franchises or other Governmental Permits required as a result of the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 3.10(a), all of the Collection Franchises and other Governmental Permits enumerated and listed on Schedule 3.10(a) are adequate for the operation of the business of the Corporation and the KCI Business and of each Corporate Property and KCI Property as presently operated and are valid and in full force and effect. All of said Collection Franchises and other Governmental Permits and agreements have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of the Corporation, KCI or the Shareholders, threatened which may result in the revocation, cancellation, suspension or material adverse modification of any of the same. Neither the Corporation nor KCI nor any of the Shareholders has any knowledge of any reason why all such Governmental Permits and agreements will not remain in effect for the period or term stated therein, subject to WCI's full compliance therewith, after consummation of the transactions contemplated hereby.

            (b) Prior to Closing, the Corporation, KCI and the Shareholders shall have made available to WCI: (i) all material records, notifications, reports, permit and license applications, engineering and geologic studies, and environmental impact reports, tests or assessments (collectively, "RECORDS, NOTIFICATIONS AND REPORTS") that (A) are material to the operation of the business of the Corporation or the KCI Business, or (B) relate to the discharge or release of materials into the environment and/or the handling or transportation of waste materials or hazardous or toxic substances or otherwise relate to the protection of the public health or the environment, or (C) were filed with or submitted to appropriate governmental agencies during the past twenty-four (24) months by the Corporation, KCI or the Shareholders or their agents with respect to the business of the Corporation or the KCI Business, and (ii) all material notifications from such governmental agencies to the Corporation, KCI, the Shareholders or their agents in response to or relating to any of such Records, Notifications and Reports.

            (c) Schedule 3.10(c) lists each facility owned, leased, operated or otherwise used by the Corporation or by KCI for the KCI Business, or owned by any of the Shareholders or an Affiliate of any Shareholder and leased to the Corporation or KCI, the ownership, lease, operation or use of which is being transferred to, assumed by or otherwise acquired directly or indirectly by WCI pursuant to this Agreement (each, a "FACILITY" and collectively, the "FACILITIES"). Except as otherwise disclosed on Schedule 3.10(c):

                  (i) Each Facility is fully licensed, permitted and authorized to carry on its current business under all applicable federal, state and local statutes, orders, approvals, zoning or land use requirements, rules and regulations, and, none of such Facilities or the current use thereof constitutes a non-conforming use or is otherwise subject to any restrictions regarding the operation, renovation or reconstruction thereof. To the knowledge of the Corporation, KCI and the Shareholders, no Facility that is leased by the Corporation or KCI from a non-Affiliate or the current use thereof constitutes a material non-conforming use or is otherwise subject to any material restrictions regarding the operation, renovation or reconstruction thereof.

                  (ii) There are no circumstances, conditions or reasons which are reasonably likely to be the basis for revocation or suspension of any Facility's site assessments, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to any Facility owned by the Corporation or KCI or owned by any of the Shareholders or an Affiliate (as hereinafter defined) of any of the Shareholders and leased to the Corporation or KCI, and to the knowledge of the Corporation, KCI and the Shareholders there are no circumstances, conditions or reasons which are reasonably likely to be the basis for revocation or suspension of any site assessment, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to any Facility leased by the Corporation or KCI from a third party who is not an Affiliate (as hereinafter defined) of the Shareholders.

      3.11 Certain Receivables. Schedule 3.11 is an accurate list of the accounts and notes receivable of the Corporation or KCI from and advances to employees, former employees, officers, directors, the Shareholders and Affiliates of the foregoing which have not been fully repaid. For purposes of this Agreement, the term "AFFILIATE" means, with respect to any person, any person that directly or indirectly through one or more intermediaries controls or has an ownership interest in, or is controlled or owned in whole or in part by, or is under common control or ownership in whole or in part with such person, and in the case of the Corporation or KCI includes directors and officers, in the case of individuals includes the individual's spouse, father, mother, grandfather, grandmother, brothers, sisters, children and grandchildren and in the case of a trust includes the grantors, trustees and beneficiaries of the trust.

      3.12  Fixed Assets and Real Property.

            (a) Schedule 3.12(a) lists all of the material Fixed Assets (other than real estate) of the Corporation or of KCI used in the KCI Business, including, without limitation, identification of each vehicle by description and serial number, identification of machinery, equipment and general descriptions of parts, supplies and inventory. Except as described on Schedule 3.12(a), all of the Corporation's and KCI's containers, vehicles, machinery and equipment necessary for the operation of the Corporation's businesses or the operation of the KCI Business are in operable condition, ordinary wear and tear excepted, and all of the motor vehicles and other rolling stock of the Corporation and of KCI used in the KCI Business are in material compliance with all applicable laws, rules and regulations. Except as otherwise specifically set forth in this Agreement, the Fixed Assets and the assets owned or held for use by the Corporation are being sold to WCI on an "AS-IS, WHERE-IS" basis without warranty. Except as set forth in this Agreement, the Corporation and KCI hereby disclaim all other warranties, express or implied, including the implied warranties of merchantability and fitness for a particular purpose. All leases of fixed assets are in full force and effect and binding upon the parties thereto; neither the Corporation nor KCI nor, to the knowledge of the Corporation or KCI or the Shareholders, any other party to such leases is in breach of any of the material provisions thereof.

            (b) Each parcel of real property leased or owned by the Corporation (the "CORPORATE PROPERTY") and each parcel of real property leased or owned by KCI and used in the KCI Business (the "KCI PROPERTY"), including the street address and, in the case of Corporate Property or KCI Property owned, the legal description thereof, is listed on Schedule 3.12(b). Each parcel of real property being purchased by the Corporation is listed and described on Schedule 3.12(b). Attached to said Schedule 3.12(b), are copies of all leases, deeds, outstanding mortgages, other encumbrances and any existing title insurance policies or lawyer's title opinions relating to each Corporate Property, each KCI Property and the real property being purchased by the Corporation. Except as set forth on Schedule 3.12(b), the Corporation and KCI represent that there are no agreements (written or oral), nor are there current negotiations or discussions with third parties, to purchase real property for the Corporation or KCI. All leases listed on Schedule 3.12(b) are in full force and effect and binding on the parties thereto; neither the Corporation nor KCI nor, to the knowledge of the Corporation, KCI or Shareholders, any other party to any such lease is in breach of any of the materiaL provisions thereof; to the knowledge of the Corporation, KCI and the Shareholders, the landlord's interest in each such lease has not been assigned to any third party nor has any such interest been mortgaged, pledged or hypothecated; and neither the Corporation nor KCI has assigned any such lease or sublet all or any part of the Corporate Property or the KCI Property that is the subject of any such lease.

            (c) Each of the Corporation and KCI possesses good, valid and marketable title to all properties and assets, real, personal, and mixed, tangible and intangible, actually used or necessary for the conduct of its business, free of any encumbrance or charge of any kind except: (i) liens for current taxes not yet due; (ii) minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not materially reduce the value or impair the use of the property subject thereto, do not materially impair the value of the Corporation or KCI, and have arisen only in the ordinary course of business and consistent with past practice; and (iii) the liens identified on Parts I and III of
      Schedule 3.8 (collectively, the "PERMITTED LIENS"). Except as described on
      Schedule 3.12(b), neither the Corporation, KCI nor the Shareholders is a party to any leases, occupancy agreements, options, rights of first refusal or any other agreements or arrangements, either oral or written, that create or confer in any person or entity the right to acquire, occupy or possess, now or in the future, any Facility, any Corporate Property, any KCI Property, or any portion thereof, or create in or confer on any person or entity any right, title or interest therein or in any portion thereof.

      3.13 Related Party Transactions. None of the Shareholders or their respective Affiliates has entered into any transaction with or is a party to any agreement, lease or other instrument, or is indebted to or is owed money by the Corporation or KCI not disclosed in the Financial Statements. Except as disclosed in the Financial Statements, none of the Shareholders or their Affiliates owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee, shareholder or partner of, or consultant or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Corporation or KCI.

      3.14 Acquisition/Disposition of Assets. Except as indicated on Schedule 3.14, since the Balance Sheet Date, neither the Corporation nor KCI has acquired or sold or otherwise disposed of any properties or assets that, singly or in the aggregate, have a value in excess of $10,000, or which are material to the operation of the Corporation's business or the KCI Business as presently conducted, without the prior written consent of WCI.

      3.15  Contracts and Agreements; Adverse Restrictions.

            (a) Schedule 3.15(a) lists and includes copies of, all material contracts and agreements, and written summaries of key terms of all oral contracts, to which the Corporation or KCI is a party or by which it or any of its property is bound (other than leases and documents included with Schedule 3.12(b)) including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, promissory notes, loan agreements, bonds, mortgages, deeds of trust, liens, pledges, conditional sales contracts or other security agreements. Schedule 1.2(b) lists all of the Assumed Contracts. Except as disclosed on Schedule 3.15(a), all contracts and agreements included in Schedule 3.15(a) and
      Schedule 1.2(b) are in full force and effect and binding upon the parties thereto. Except as described or cross referenced on Schedule 3.15(a), neither the Corporation nor KCI nor, to the Corporation's or KCI's or any Shareholder's knowledge, any other parties to such contracts and agreements is in breach thereof, and none of the parties has threatened to breach any of the material provisions thereof or notified the Corporation, KCI or any of the Shareholders of a default thereunder, or exercised any options thereunder.

            (b) Except as set forth on Schedule 3.15(b), there is no outstanding judgment, order, writ, injunction or decree against the Corporation or KCI, the result of which could materially adversely affect the Corporation or its business, or the KCI Business or any of the Assets, or any of the Corporate Properties or KCI Properties, nor has the Corporation or KCI been notified that any such judgment, order, writ, injunction or decree has been requested.

      3.16 Insurance. Schedule 3.16 is a complete list and includes copies of all insurance policies currently in effect or, with respect to "OCCURRENCE" policies that were in effect, in respect of the Corporate Properties or any other property used by the Corporation specifying, for each policy, the name of the insurer, the type of risks insured, the deductible and limits of coverage, and the annual premium therefor. During the last five years, there has been no lapse in any material insurance coverage of the Corporation. For each insurer providing coverage for any of the contingent or other liabilities listed on Schedule 3.8, except to the extent otherwise set forth in Part II of Schedule 3.8, each such insurer, if required, has been properly and timely notified of such liability, no reservation of rights letters have been received by the Corporation and the insurer has assumed defense of each suit or legal proceeding. All such proceedings are fully covered by insurance, subject to normal deductibles.

      3.17 Personnel. Schedule 3.17 is a complete list of all officers, directors and employees (by type or classification) of the Corporation and KCI and their respective rates of compensation, including (i) the portions thereof attributable to bonuses, (ii) any other salary, bonus, stock option, equity participation, or other compensation arrangement made with or promised to any of them, and (iii) copies of all employment agreements with non-union officers, directors and employees. Schedule 3.17 also lists the driver's license number for each driver of the Corporation's motor vehicles and each motor vehicle used in the KCI Business.

      3.18  Benefit Plans and Union Contracts.

            (a) Schedule 3.18(a) is a complete list, and includes complete copies (or, in the case of oral arrangements, descriptions), of all employee benefit plans and agreements (written or oral) currently maintained or contributed to by the Corporation or KCI, including employment agreements and any other agreements containing "golden parachute" provisions, retirement plans, welfare benefit plans and deferred compensation agreements, together with copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby. Except for the employee benefit plans described on Schedule 3.18(a), neither the Corporation nor KCI has any other pension, retirement, welfare, profit sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plans or arrangements with any party. Except as disclosed on Schedule 3.18(a), all employee benefit plans listed on Schedule 3.18(a) are fully funded and in substantial compliance with all applicable federal, state and local statutes, ordinances and regulations. All such plans that are intended to qualify under Section 401(a) of the Internal Revenue Code have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 3.18(a). Except as disclosed on Schedule 3.18(a), all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 3.18(a). All employee benefit plans listed on such Schedule have been operated in accordance with the terms and provisions of the plan documents and all related documents and policies. Neither the Corporation nor KCI has incurred any liability for excise tax or penalty due to the Internal Revenue Service or U.S. Department of Labor nor any liability to the Pension Benefit Guaranty Corporation for any employee benefit plan, and neither the Corporation nor KCI, nor a party-in-interest or disqualified person, has engaged in any transaction or other activity which would give rise to such liability. Neither the Corporation nor KCI has participated in or made contributions to any "multi-employer plan" as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"), nor would the Corporation, KCI or any Affiliate be subject to any withdrawal liability with respect to such a plan if any such employer withdrew from such a plan immediately prior to the Closing Date. No employee pension benefit plan is under-funded on a termination basis as of the date of this Agreement.

            (b) There are now no union contracts or agreements between the Corporation or KCI and any collective bargaining group, nor have there ever been any such contracts in effect. The Corporation and, in the operation of the KCI Business, KCI, are in compliance in all material respects with all applicable federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and is not engaged in any unfair labor practice. There is no charge pending or, to the Corporation's or KCI's or any Shareholder's knowledge, threatened, against the Corporation or KCI before any court or agency and alleging unlawful discrimination in employment practices and there is no charge of or proceeding with regard to any unfair labor practice against it pending before the National Labor Relations Board. There is no labor strike, dispute, slow down or stoppage, existing or threatened against the Corporation or KCI; no union organizational activity exists respecting employees of the Corporation or KCI, and Schedule 3.18(b) contains a list of all arbitration or grievance proceedings that have occurred since the Balance Sheet Date. No one has petitioned within the last five years, and no one is now petitioning, for union representation of any employees of the Corporation or KCI. Neither the Corporation nor KCI has experienced any labor strike, slow-down, work stoppage, labor difficulty or other job action during the last five years.

      3.19  Taxes.

            (a) Each of the Corporation and KCI has timely filed or will timely file all requisite federal, state, local and other tax and information returns due for all fiscal periods ended on or before the Closing Date. All such returns are accurate and complete in all material respects. Except as set forth on Schedule 3.19, there are no open years (other than those within the statute of limitations), examinations in progress, extensions of any statute of limitations or claims against the Corporation or KCI relating to federal, state, local or other taxes (including penalties and interest) for any period or periods prior to and including the Closing Date and no notice of any claim for taxes has been received. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal income, and state franchise, income and sales tax returns of the Corporation and KCI for their last three fiscal years are attached as part of Schedule 3.19. Copies of all other federal, state, local and other tax and information returns for all prior years of the Corporation's and KCI's existence have been made available to WCI and are among the records of the Corporation and KCI that will accrue to WCI at the Closing. Neither the Corporation nor KCI has been contacted by any federal, state or local taxing authority regarding a prospective examination.

            (b) Except as set forth on Schedule 3.19 (which schedule also includes the amount due with respect to the Corporation and KCI) the Corporation and KCI have duly paid all taxes and other related charges required to be paid prior to the date of this Agreement. The reserves for taxes contained in the Financial Statements of the Corporation and KCI are adequate to cover the Corporation's and KCI's respective tax liabilities as of the Closing Date.

            (c) The Corporation and KCI have withheld all required amounts from its employees for all pay periods in full and complete compliance with the withholding provisions of applicable federal, state and local laws. All required federal, state and local and other returns with respect to income tax withholding, social security, and unemployment taxes have been duly filed by the Corporation or KCI for all periods for which returns are due, and the amounts shown on all such returns to be due and payable have been paid in full.

      3.20 Copies Complete; Required Consents. Except as disclosed on Schedule 3.20, the certified copies of the Articles of Incorporation and Bylaws of the Corporation and KCI, as amended, and the copies of all leases, instruments, agreements, licenses, permits, certificates, site assessments or other documents included in the Schedules to this Agreement are complete and accurate and are true and correct copies of the originals thereof. Except as specifically disclosed on Schedule 3.20, any rights and benefits the Corporation or KCI may have under any of the foregoing documents will not be materially adversely affected by the transactions contemplated hereby, and the execution of this Agreement and the performance of the obligations hereunder will not materially violate or result in a material breach or constitute a material default under any of the terms or provisions thereof. Except for any consents and approvals listed on Schedule 3.20 and except for Required Governmental Consents (all of which have been given or obtained prior to the Closing), none of the documents mentioned in this Section 3.20 requires notice to, or consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby.

      3.21 Customers, Billings, Current Receipts and Receivables. Schedule 3.21 is a current, accurate and complete list of, and includes:

            (a) the customers that each of the Corporation and KCI serves on an ongoing basis, including name, location and current billing rate;

            (b) an accurate and complete aging of all accounts and notes receivable from customers of the Corporation and the KCI Business as of the Effective Date, showing amounts due in 30-day aging categories. Except to the extent of the allowance for bad debts reflected on the Financial Statements or otherwise disclosed on Schedules 3.12 or 3.21, the Corporation's and KCI's accounts and notes receivable are fully collectible in the amounts shown on Schedules 3.12 and 3.21; and

            (c) the average monthly revenues of each of the Corporation and KCI derived from billings to its customers for each of the twelve months preceding the date hereof.

      3.22 No Change With Respect to the Corporation or the Business. Except as set forth on Schedule 3.22, since the Balance Sheet Date, the Corporation's business and the KCI Business have been conducted only in the ordinary course and there has been no change in the condition (financial or otherwise) of the assets, liabilities or operations of the Corporation or the KCI Business, other than changes in the ordinary course of business, which either singly or in the aggregate has been materially adverse. Specifically, and without limiting the generality of the foregoing, except as set forth on Schedule 3.22, with respect to each of the Corporation and the KCI Business, since the Balance Sheet Date, there has not been:

            (a) any material change in its financial condition, assets, liabilities (contingent or otherwise), income, operations or business which would have a material adverse effect on the financial condition, assets, liabilities (contingent or otherwise), income, operations or business of the Corporation or the KCI Business, taken as a whole;

            (b) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting any material portion of its properties or business;

            (c) any change in or agreement to change (i) its shareholders, (ii) ownership of its authorized capital or outstanding securities, or (iii) its securities;

            (d) any declaration or payment of, or any agreement to declare or pay, any dividend or distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of its capital stock;

            (e) any increase or bonus or promised increase or bonus in the compensation payable or to become payable by it, in excess of usual and customary practices, to any of its directors, officers, employees or agents, or any accrual or arrangement for or payment of any bonus or other special compensation to any employee or any severance or termination pay paid to any of its present or former officers or other key employees;

            (f) any labor dispute or any other event or condition of any character with respect to the Corporation's or KCI's employees, materially adversely affecting its business or future prospects;

            (g) any sale or transfer, or any agreement to sell or transfer, any of its material assets, property or rights to any other person, including, without limitation, the Shareholders and their Affiliates, other than in the ordinary course of business;

            (h) any cancellation, or agreement to cancel, any material indebtedness or other material obligation owing to it, including, without limitation, any indebtedness or obligation of any of the Shareholders or any Affiliate thereof;

            (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

            (j) any purchase or acquisition of, or any agreement, plan or arrangement to purchase or acquire, any of its property, rights or assets outside the ordinary course of its business;

            (k) any waiver of any of its material rights or claims;

            (l) any new or any amendment or termination of any existing material contract, agreement, license, permit or other right to which it is a party, other than in the ordinary course of business.

      3.23 Closing Date Debt; Effective Date Current Assets and Effective Date Current Liabilities.

            (a) When delivered at the Closing, Schedule 3.23(a) shall list (i) the amount of the aggregate debt (excluding trade payables) of the Corporation and of KCI outstanding on the Closing Date required to be repaid by WCI or the Corporation at or immediately after the Closing Date and all prepayment penalties incurred or to be incurred by WCI or the Corporation in connection with the repayment of any such debt; provided, however, that the parties hereto agree that such debt of KCI and associated prepayment penalties to be paid by WCI shall not exceed $350,000 in the aggregate, and provided further that those certain short-term renewable rental arrangements marked as such on Schedule 3.23(a) shall not be included in the definition of Closing Date Debt, (ii) the amount of the aggregate debt (excluding trade payables) of the Corporation outstanding on the Closing Date which will remain outstanding obligations of the Corporation after the Closing Date, and all prepayment penalties applicable to such debt if repaid prior to maturity, including in each case all interest accrued through and including the Closing Date,
      (iii) the aggregate amount of the present value as of the Closing Date, discounted at the lease rate factor, if known, inherent in the lease or, if the lease rate factor is not known, at the rate charged to the Corporation or KCI by a third party lender in connection with its most recent borrowing to finance equipment, of all lease obligations of the Corporation that are not capitalized lease obligations and all lease obligations of KCI that are not capitalized lease obligations and that are included in the Assumed contracts or encumbering the Assets, and (iv) the aggregate amount of the present value as of the Closing Date of all capitalized lease obligations (determined in accordance with generally accepted accounting principles) of the Corporation and all capitalized lease obligations of KCI that are included in the Assumed Contracts or encumbering the Assets (the "CLOSING DATE DEBT"). Schedule 3.23(a) includes wire transfer instructions for creditors who hold Closing Date Debt. Pay-off letters or instructions from such creditors in the form provided by WCI's bank or acceptable to WCI shall be attached to Schedule 3.23(a).

            (b) When delivered at the Closing, Schedule 3.23(b) shall be an estimate as of the Effective Date of the amount of the aggregate current liabilities (including any reserve for unpaid taxes and excluding the current portion of long-term debt to the extent such current portion is included in Closing Date Debt) and trade payables of the Corporation or KCI as of the Effective Date (the "EFFECTIVE DATE CURRENT LIABILITIES") and the amount of the aggregate cash and other current assets of the Corporation and KCI as of the Effective Date, including prepaid expenses the benefit of which survives the Effective Date and the accounts receivable of the Corporation and KCI earned prior to the Effective Date, and collectible on or after the Effective Date (the "EFFECTIVE DATE CURRENT ASSETS"). Notwithstanding the foregoing, Effective Date Current Assets shall not include the Reserves.

      3.24  Bank Accounts.

            (a) Schedule 3.24(a) is a complete and accurate list of:

                  (i) the name of each bank in which the Corporation or KCI has accounts or safe deposit boxes;

                  (ii) the name(s) in which the accounts or boxes are held;

                  (iii) the type of account; and

                  (iv) the name of each person authorized to draw thereon or have access thereto.

            (b) Schedule 3.24(b) is a complete and accurate list of:

                  (i) each credit card or other charge account issued to the
            Corporation or KCI; and

                  (ii) the name of each person to whom such credit cards or
            other charge accounts have been issued.

      3.25 Compliance With Laws. Except as disclosed on Schedule 3.25, the Corporation and KCI have complied with, and the Corporation and KCI are presently in compliance with all material federal, state and local laws, ordinances, codes, rules, regulations, Governmental Permits, orders, judgments, awards, decrees, consent judgments, consent orders and requirements applicable to it (collectively "LAWS"), including, but not limited to, the Americans with Disabilities Act, the Federal Occupational Safety and Health Act, and Laws relating to the public health, safety or protection of the environment (collectively, "ENVIRONMENTAL LAWS"). Except as disclosed on Schedule 3.25, there has been no assertion by any party that the Corporation or KCI is in violation of any Laws. Specifically and without limiting the generality of the foregoing, except as disclosed on Schedule 3.25:

            (a) Except as permitted under applicable laws and regulations and in compliance therewith, including, without limitation, the federal Resource Conservation Recovery Act, 42 USC Section 6901 et seq. ("RCRA"), neither the Corporation nor KCI nor the KCI Business has accepted, processed, handled, transferred, generated, treated, stored or disposed of any Hazardous Material (as defined in Section 3.25(e) below) nor has the Corporation or KCI or the KCI Business accepted, processed, handled, transferred, generated, treated, stored or disposed of asbestos, medical waste, radioactive waste or municipal waste, except in compliance with Environmental Laws.

            (b) During the Corporation's ownership or leasing of the Corporate Property owned or leased by it and KCI's ownership or leasing of the KCI Property owned or leased by it, to the knowledge of the Corporation, KCI and the Shareholders, prior to the Corporation's or KCI's ownership or leasing of such Corporate Property or KCI Property, no Hazardous Material, other than that allowed under Environmental Laws, including, without limitation, RCRA, has been disposed of, or otherwise released on any Corporate Property or KCI Property.

            (c) During the Corporation's ownership or leasing of the Corporate Property owned or leased by it and KCI's ownership or leasing of the KCI Property owned or leased by it and, to the knowledge of the Corporation, KCI and the Shareholders, prior to the Corporation's ownership or leasing of such Corporate Property and prior to KCI's ownership or leasing of the KCI Property, no Corporate Property or KCI Property has ever been subject to or received any notice of any private, administrative or judicial action, or notice of any intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Material in, under, upon or emanating from any Corporate Property or KCI Property or any real property now or previously owned or leased by a Corporation or KCI. There are no pending and, to the Corporation's, KCI's and Shareholders' knowledge, no threatened actions or proceedings from any governmental agency or any other entity involving remediation of any condition of the Corporate Property or the KCI Property, including, without limitation, petroleum contamination, pursuant to Environmental Laws.

            (d) Except as allowed under Environmental Laws, neither the Corporation nor KCI has knowingly sent, transported or arranged for the transportation or disposal of any Hazardous Material to any site, location or facility.

            (e) As used in this Agreement, "HAZARDOUS MATERIAL" means the substances (i) defined as "HAZARDOUS WASTE" in 40 CFR 261, and substances defined in any comparable Nebraska statute or regulation; (ii) any substance the presence of which requires remediation pursuant to any Environmental Laws; and (iii) any substance required to be disposed of in a manner expressly prescribed by Environmental Laws; provided however, that the term Hazardous Waste shall not include any substances disposed of in compliance with any material Governmental Permits.

      3.26 Powers of Attorney. The Corporation has not granted any power of attorney (except routine powers of attorney relating to representation before governmental agencies) or entered into any agency or similar agreement whereby a third party may bind or commit the Corporation in any manner.

      3.27 Underground Storage Tanks. No underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280 or Environmental Laws are currently or, to the knowledge of the Corporation, KCI or Shareholders, have been located on any Corporate Property or KCI Property. The Corporation has not to its knowledge owned or leased any real property not included in the Corporate Property having any underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280.

      3.28 Patents, Trademarks, Trade Names, etc. Schedule 3.28 lists all patents, tradenames, fictitious business names, trademarks, service marks, and copyrights owned by the Corporation or KCI or which it is licensed to use (other than licenses to use software for personal computer operating systems that were provided when the computer was purchased and licenses to use software for personal computers that are granted to retail purchasers of such software). To the knowledge of the Corporation, KCI and the Shareholders, no patents, trade secrets, knowledge intellectual property, trademarks, trade names, assumed names, copyrights, or designations used by the Corporation or KCI in its business infringe on any patents, trademarks, or copyrights, or any other rights of any person. Neither the Corporation nor KCI nor any of the Shareholders knows or has any reason to believe that there are any claims of third parties to the use of any such names or any similar name, or knows of or has any reason to believe that there exists any basis for any such claim or claims.

      3.29 Assets, etc., Necessary to Business. Each of the Corporation and KCI owns or leases all material properties and assets, real, personal, and mixed, tangible and intangible, necessary to permit it to carry on its business and operations as presently conducted, and, except as disclosed on Schedules 3.5, 3.10(a), 3.10(c), 3.15(a) or 3.20, is a party to all Collection Franchises and Governmental Permits and other agreements necessary to permit it to carry on its business as presently conducted. All of said Collection Franchises and Governmental Permits and agreements have been duly obtained and, except as disclosed on Schedules 3.5, 3.8-Part II, 3.10(a), 3.10(c) 3.15(a) or 3.20, are in full force and effect and there are no proceedings pending or, to the knowledge of the Corporation, KCI and the Shareholders, threatened which may result in the revocation, cancellation, suspension or adverse modification of any of the same. Neither the Corporation nor KCI nor any of the Shareholders has any knowledge of any reason why all such Collection Franchises and Governmental Permits and agreements will not remain in effect after consummation of the transactions contemplated hereby.

      3.30 Condemnation. No Corporate Property owned or leased by the Corporation, and no KCI Property owned or leased by KCI is the subject of, or would be affected by, any pending condemnation or eminent domain proceedings, and, to the knowledge of the Corporation, KCI and the Shareholders, no such proceedings are threatened.

      3.31 Suppliers and Customers. To the knowledge of the Corporation, KCI and the Shareholders, the relations between the Corporation and KCI and each of their respective customers are good. Neither the Corporation, KCI nor any of the Shareholders has knowledge of any fact (other than general economic and industry conditions) which indicates that any of the suppliers supplying products, components, materials or providing use of, or access to, landfills or disposal sites to the Corporation or KCI intends to cease providing such items to the Corporation or KCI, nor does the Corporation, KCI or any of the Shareholders have knowledge of any fact (other than general economic and industry conditions) which indicates that any of the customers of the Corporation or KCI intends to terminate, limit or reduce its business relations with the Corporation or KCI.

      3.32 Absence of Certain Business Practices. Neither the Corporation, KCI nor any of the Shareholders has directly or indirectly within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Corporation or KCI in connection with any actual or proposed transaction which (a) may reasonably subject the Corporation or KCI to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had a material adverse effect on the financial condition, business or results of operations of the Corporation or the KCI Business, or (c) if not continued in the future, might materially adversely affect the financial condition, business or operations of the Corporation or the KCI Business or which might subject the Corporation or WCI to suit or penalty in any private or governmental litigation or proceeding.

      3.33 Disclosure Schedules. Any matter disclosed on any Schedule to this Agreement shall be deemed to have been disclosed on every other Schedule that refers to such Schedule by cross reference so long as the nature of the matter disclosed is reasonably apparent from a fair reading of the Schedule on which the matter is disclosed.

      3.34 No Misleading Statements. The representations and warranties of the Corporation, KCI and the Shareholders contained in this Agreement, the Exhibits and Schedules hereto are complete and accurate in all material respects and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made not misleading.

      3.35 Knowledge. Wherever reference is made in this Agreement to the "KNOWLEDGE" of the Shareholders, such term means the actual knowledge of the Shareholders. In the case of a Shareholder that is a trust, the term "KNOWLEDGE" means the actual knowledge of the trustee or trustees of the trust or any knowledge which should have been obtained by the trustee or trustees upon reasonable inquiry by a reasonable business person. Wherever reference is made in this Agreement to the "KNOWLEDGE" of the Corporation or KCI, such term means the actual knowledge of Tom Kobus, Debbie Kobus and Kelly Danielson.

      3.36 Brokers; Finders. No person has acted directly or indirectly as a broker, finder or financial advisor for the Corporation, KCI or a Shareholder in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of a Corporation, KCI or a Shareholder.

      3.37 S Corporation. The Corporation has elected to be treated as an S Corporation within the meaning of the Code for the years listed on Schedule 3.37.

4.    REPRESENTATIONS AND WARRANTIES OF WCI

      WCI represents and warrants to the Shareholders and KCI, which representations and warranties are true and correct, as follows:

      4.1 Existence and Good Standing. WCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. WCI has full corporate power and authority to own and lease its properties and to carry on its business as now conducted. WCI is not required to be qualified or licensed to conduct business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a material adverse effect on its financial condition. Any wholly owned subsidiary of WCI which acquires the Assets of KCI shall be, as of Closing, qualified to do business in Nebraska.

      4.2 No Contractual Restrictions. No provisions exist in any article, document or instrument to which WCI is a party or by which it is bound which would be violated by consummation of the transactions contemplated by this Agreement.

      4.3 Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by WCI and, subject to the due authorization, execution and delivery by the Corporation, KCI and the Shareholders, constitutes a legal, valid and binding obligation of WCI enforceable against WCI in accordance with its terms. WCI has full corporate power, legal right and corporate authority to enter into and perform its obligations under this Agreement and to carry on its business as presently conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof do not and will not, after the giving of notice, or the lapse of time or otherwise: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to WCI; (b) conflict with any of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of WCI; or
(c) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which WCI is a party or by which it is bound.

      4.4 No Misleading Statements. The representations and warranties of WCI contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to the Shareholders pursuant hereto are accurate and complete in all material respects, and do not include any untrue statement of a materiaL fact or omit to state any material fact necessary to make the statements made not misleading.

      4.5 Brokers; Finders. No person has acted directly or indirectly as a broker, finder or financial advisor for WCI in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of WCI.

      4.6 Disclosure Schedules. Any matter disclosed by WCI on any Schedule to this Agreement shall be deemed to have been disclosed on every other Schedule that refers to such Schedule by cross reference so long as the nature disclosed is obvious from a fair reading of the Schedule on which the matter is disclosed.

5.    COVENANTS FROM SIGNING TO CLOSING DATE

      5.1 Operations. Between the date hereof (the "SIGNING DATE") and the Closing Date, the Corporation and KCI will, and the Shareholders will cause the Corporation and KCI to:

            (a) carry on each respective business in substantially the same manner as heretofore and not introduce any material new method, or discontinue any existing material method, of operation or accounting;

            (b) maintain the properties and facilities of the Corporation and KCI, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

            (c) perform all material obligations under agreements relating to or affecting the assets, properties, business operations and rights of the Corporation and KCI;

            (d) keep in full force and effect present insurance policies or other comparable insurance coverage, provided that WCI shall reimburse the Shareholders for that portion of the premiums which relate to periods following the Closing Date with respect to policies issued or renewed and paid for on or after the Effective Date and prior to the Closing Date;

            (e) use reasonable efforts to maintain and preserve the business organization of the Corporation and KCI intact, retain present employees and maintain relationships with suppliers, customers and others having business relations with the Corporation and KCI on a basis consistent with past practice;

            (f) file on a timely basis all notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other governmental department, commission, board, bureau, agency or any instrumentality of any of the foregoing wherever located with respect to the continuing operations of the Corporation;

            (g) maintain compliance with all Collection Franchises and Governmental Permits and all laws, rules, regulations and consent orders consistent with past practice;

            (h) file on a timely basis all complete and correct applications or other documents necessary to maintain, renew or extend any permit, license, variance or any other approval required by any governmental authority necessary and/or required for the continuing operation of the Corporation's and KCI's business operations, whether or not such approval would expire before or after the Closing; and

            (i) advise WCI promptly in writing of any material change in any document, Schedule, Exhibit, or other information delivered pursuant to this Agreement.

      5.2 No Change. Between the Signing Date and the Closing Date, the Corporation and KCI will not, and the Shareholders will not permit the Corporation to, take any action described below without the prior written consent of WCI:

            (a) make any change in the Articles of Incorporation or Bylaws of the Corporation and KCI;

            (b) authorize, issue, transfer, pledge, distribute or sell any of the Corporation's Stock or any other securities of the Corporation or KCI;

            (c) except as set forth on Schedule 3.3 with respect to Excluded Assets, declare or pay any dividend or make any distribution in respect of the capital stock of the Corporation or KCI whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of the capital stock or the Corporation or KCI;

            (d) enter into any contract or commitment or incur or agree to incur any liability other than in the ordinary course of business other than the transactions contemplated by this Agreement or make any single capital expenditure in excess of $10,000 or in excess of $25,000 in the aggregate during any consecutive thirty (30) day period without regard to whether such capital expenditure is in the ordinary course of business;

            (e) except as set forth on Schedules 3.17 and 3.22, change or promise to change the compensation payable or to become payable to any director, officer, employee or agent, or make or promise to make any bonus payment to any such person;

            (f) create, assume or otherwise permit the imposition of any mortgage, pledge or other lien or encumbrance upon or grant any option or right of first refusal with respect to any assets or properties whether now owned or hereafter acquired;

            (g) except as set forth on Schedule 3.3 with respect to Excluded Assets, sell, assign, lease or otherwise transfer or dispose of any property or equipment other than in the ordinary course of business;

            (h) merge or consolidate or agree to merge or consolidate with or into any firm, corporation or other entity;

            (i) waive any material rights or claims;

            (j) amend, terminate or enter into any material agreement or any site assessment, permit, license or other right, without the prior written consent of WCI other than in the ordinary course of business;

            (k) enter into any other transaction outside the ordinary course of the Corporation's or KCI's business or prohibited hereunder; or

            (l) take any action or suffer or permit any event to occur that would cause any representation or warranty of the Corporation, KCI or the Shareholders to become untrue as of the Closing Date.

      5.3 Obtain Consents. Promptly after the Signing Date, the Corporation and KCI will, and the Shareholders shall cause the Corporation and KCI to, make all filings and take all steps reasonably necessary to obtain all consents and approvals, if any, of each other party whose consent or approval is necessary to permit the consummation of the transactions contemplated in this Agreement pursuant to, or required to prevent the breach of or permit the assignment of, any material Collection Franchises, Governmental Permits, or Governmental Consents (the "NECESSARY CONSENTS"), and shall take all steps necessary to obtain all other non-material approvals and non-material consents required to be obtained by the Corporation, KCI or the Shareholders to consummate the transactions contemplated by this Agreement.

      5.4 Access; Confidential Information. Between the Signing Date and the Closing Date, the Shareholders, the Corporation and KCI will, and the Shareholders will cause the Corporation and KCI to, afford to the officers and authorized representatives of WCI, including, without limitation, its engineers, counsel, independent auditors and investment bankers, reasonable access to the Facilities, plants, Corporate Property, KCI Property and other properties, books and records of the Corporation and KCI, and will furnish WCI with such additional financial and operating data and other information as to the business and properties of the Corporation and KCI as WCI may from time to time reasonably request. The Shareholders will and will cause the Corporation and KCI to cooperate with WCI, its representatives and counsel in the preparation of any documents or other material which may be required by any governmental agency. The Shareholders, the Corporation and KCI shall provide to WCI such information and materials regarding the Corporation or the KCI business, as WCI may reasonably request on or before December 22, 1998. WCI will cause all information obtained from the Shareholders, the Corporation or KCI, in connection with WCI's due diligence review and the negotiation and performance of this Agreement to be treated as confidential (except such information which is in the public domain or which WCI may be required to disclose to any governmental agency, or pursuant to any court or regulatory agency order) and will not use, and will not knowingly permit others to use, any such confidential information in a manner detrimental to the Corporation, the Shareholders or KCI. Each party hereto shall not disclose to any third person other than their accountants, bankers or legal counsel any of the terms or provisions of this Agreement prior to or after the Closing Date without prior written consent of WCI (in the case of disclosures by the Corporation (prior to Closing), or the Shareholders or Tom), or of the Shareholders or Tom (in the case of disclosures by the Corporation (after the Closing) or WCI).

      5.5 Notice of Material Adverse Change. The Corporation, KCI and the Shareholders shall promptly notify WCI of any material adverse change in the business or financial condition of the Corporation or KCI, including any lawsuit, claim, audit, investigation, or other proceeding, between the date of this Agreement and the Closing Date.

      5.6 Completion of Schedules. The Corporation, Shareholders and KCI, as applicable, shall prepare and submit to WCI the Schedules to this Agreement in a form reasonably acceptable to WCI no later than December 22, 1999.

      5.7 Title Commitment. On or before December 22, 1998, Shareholders and the Corporation shall deliver to WCI, at WCI's expense, a current ALTA preliminary title commitment issued by a nationally recognized title company, which title commitment shall be acceptable to WCI.

6.    CONDITIONS PRECEDENT TO OBLIGATION OF WCI TO CLOSE

      The obligations of WCI under this Agreement are subject to the satisfaction, at or before Closing, of all of the following conditions precedent, unless waived in writing by WCI:

      6.1 Representations and Warranties. All representations and warranties of the Corporation, KCI and the Shareholders contained in this Agreement or in any Exhibit, Schedule, certificate or document delivered by the Corporation, KCI or the Shareholders under this Agreement shall be true, correct and complete on and as of the date when made in all material respects, and (except to the extent that such representations and warranties speak of an earlier date) shall be deemed to be made again on the Closing Date, and shall then be true, correct and complete in all material respects as of the Closing Date.

      6.2 Conditions. The Corporation, KCI and the Shareholders shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Closing Date.

      6.3 No Material Adverse Change. Since the Signing Date, there shall not have been any material adverse change in the condition (financial or otherwise) of the business, properties or assets of the Corporation or KCI.

      6.4 Certificates. The President of the Corporation and KCI shall have delivered to WCI a certificate, dated as of the Closing Date, in form and substance satisfactory to WCI and the Shareholders, certifying to the fulfillment of the conditions set forth in Sections 6.1, 6.2 and

6.3, and the Shareholders shall have delivered to WCI a certificate dated as of the Closing Date, in form and substance satisfactory to WCI and the Shareholders, certifying to the fulfillment of the conditions set forth in
Section 6.1, 6.2 and 6.3 applicable to the Shareholders.

      6.5 No Litigation. None of the transactions contemplated hereby shall have been enjoined by any court or by any federal or state governmental branch, agency, commission or regulatory authority and no suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority.

      6.6 Other Deliveries. The Shareholders shall have delivered the items which they are required to deliver under Section 8 of this Agreement.

      6.7 Necessary Consents. All Necessary Consents shall have been obtained.

      6.8 Due Diligence. WCI and its representatives have and shall continue to have reasonable rights of inspection of the Corporation's and KCI's businesses and assets in connection with WCI's due diligence review, and the results of WCI's due diligence review shall be reasonably acceptable to it. WCI shall have reviewed all of the schedules to this Agreement and all documents related to any of the Corporation's benefits plans, and all such schedules and documents shall be reasonably satisfactory to WCI or any problems reflected in, or indicated by, such schedules or documents shall have been resolved to the reasonable satisfaction of WCI.

7. CONDITIONS PRECEDENT TO OBLIGATION OF THE SHAREHOLDERS THE CORPORATION AND KCI TO CLOSE

      The obligations of the Corporation, KCI and Shareholders under this Agreement are subject to the satisfaction, at or before Closing, of all of the following conditions precedent, unless waived in writing by the Shareholders:

      7.1 Representations and Warranties. All representations and warranties of WCI contained in this Agreement or in any statement, Exhibit, Schedule, certificate or document delivered by WCI under this Agreement shall be true, correct and complete on and as of the date when made in all material respects, and (except to the extent that such representations and warranties speak of an earlier date) shall be deemed to be made again on the Closing Date, and shall then be true, correct and complete in all material respects as of the Closing Date.

      7.2 Conditions. WCI shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it on or before the Closing Date.

      7.3 Certificate. WCI shall have delivered to the Shareholders a certificate, dated as of the Closing Date, in form and substance satisfactory to the Shareholders, certifying to the fulfillment of the conditions set forth in Sections 7.1 and 7.2.

      7.4 No Litigation. None of the transactions contemplated hereby shall have been enjoined by any court or by any federal or state governmental branch, agency, commission or regulatory authority and no suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any federal or state governmental branch, agency, commission or regulatory authority.

      7.5 Other Deliveries. WCI shall have delivered the items which it is required to deliver under Section 8 of this Agreement.

      7.6 NECESSARY CONSENTS. All Necessary Consents shall have been obtained.

8.    CLOSING DELIVERIES

      At the Closing, the respective parties shall make the deliveries indicated:

      8.1   WCI Deliveries.

            (a) WCI shall deliver to the Shareholders and KCI the Purchase Price required to be delivered on the Closing Date pursuant to Section 1.5.

            (b) WCI shall execute and deliver a Consulting Agreement with Tom Kobus in form and substance reasonably satisfactory to the parties.

            (c) WCI shall execute and deliver a Consulting Agreement with Debbie Kobus in form and substance reasonably satisfactory to the parties.

            (d) WCI shall execute and deliver an Employment Agreement with Kelly Danielson in form and substance reasonably satisfactory to the parties.

            (e) WCI shall execute and deliver the License Agreement and the Declaration of Access, Ingress, and Egress Agreement, each in form and substance reasonably satisfactory to the parties.

            (f) WCI shall execute and deliver a Stock Option Agreement for Terry Hottovy in form and substance reasonably satisfactory to the parties.

            (g) WCI shall execute and deliver to KCI an Assignment and Assumption Agreement in form and substance reasonably satisfactory to the parties.

            (h) WCI shall deliver to the Shareholders an opinion of counsel for WCI dated as of Closing in form and substance reasonably satisfactory to the parties.

            (i) WCI shall execute and deliver to the Shareholders and KCI the certificate set forth in Section 7.3.

            (j) WCI shall deliver to Shareholders certified copies of the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of WCI, and a certified copy of the resolutions of the Executive Committee of the Board of Directors of WCI authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby.

            (k) WCI shall deliver such other documents and instruments as are reasonably requested by the Shareholders, the Corporation and KCI to consummate the transactions contemplated by this Agreement.

      8.2   Shareholders' and KCI's Deliveries.

            (a) The Shareholders shall deliver to WCI the certificates representing the outstanding Corporation's Stock free and clear of all liens, security interests, encumbrances, restrictions, pledges and claims, accompanied by a stock power duly executed in blank.

            (b) Each of the Shareholders, as a group, and KCI shall deliver to WCI an opinion of counsel for the Shareholders and an opinion of counsel for KCI, respectively, dated as of the Closing Date, in form and substance reasonably satisfactory to the parties.

            (c) All Necessary Consents shall have been obtained.

            (d) The Shareholders shall cause each officer and director of the Corporation to deliver a resignation as an officer and/or director of the Corporation.

            (e) KCI shall deliver to WCI an executed bill of sale and other instruments of transfer and conveyance for the full and complete transfer, conveyance, assignment and delivery to WCI on the Closing Date of all of KCI's right, title and interest in and to all of the Assets in form and substance reasonably satisfactory to the parties.

            (f) Shareholders and KCI shall execute and deliver to WCI an Assignment and Assumption Agreement in form and substance reasonably satisfactory to the parties.

            (g) KCI shall deliver to WCI all motor vehicle registrations and ownership documents for the motor vehicles being acquired from KCI by WCI.

            (h) The Shareholders, the Corporation and KCI shall deliver such other documents and instruments as are reasonably requested by WCI to consummate the transactions contemplated by this Agreement.

            (i) The Corporation, KCI and the Shareholders shall execute and deliver to WCI the certificates set forth in Section 6.4.

            (j) [OMITTED]

            (k) Shareholders, the Corporation and KCI shall deliver to WCI certified copies of the Articles of Incorporation and Bylaws of the Corporation and KCI, and a certified copy of the resolutions of the Board of Directors of each of the Corporation and KCI authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby.

            (l) Shareholders shall deliver to WCI a bill of sale executed by Kobus (as defined below) or other instruments of transfer and conveyance for the full and complete transfer, conveyance, assignment and delivery to WCI on the Closing Date of Kobus' right, title and interest to that certain bulldozer set forth in Exhibit 8.2(l) in form and substance reasonably satisfactory to the parties.

9.    ADDITIONAL COVENANTS OF WCI, THE CORPORATION, KCI AND THE SHAREHOLDERS

      9.1 No Delay. The Corporation, KCI, the Shareholders and WCI covenant and agree from and after the date hereof not to hinder in any way or unreasonably delay the Closing Date and to use their respective reasonable efforts to obtain required Governmental Consents and otherwise to cause the Closing Date to occur as soon as reasonably practicable after the date of this Agreement, provided, however, that in using its reasonable efforts WCI shall not be required to take any action or to agree to any condition, including without limitation any condition imposed by any government authority with respect to the transfer of any Governmental Permit, that, in WCI's reasonable judgment, imposes a materially adverse financial burden or operating condition on WCI.

      9.2 Release of Guaranties. WCI shall use reasonable efforts to obtain the termination and release promptly after the Closing Date of the personal guaranties of the Shareholders listed on Schedule 9.2. If WCI is unsuccessful in its efforts to obtain such termination and release, WCI shall indemnify the Shareholders and hold them harmless from and against all losses, expenses or claims by third parties to enforce or collect indebtedness owed by the Corporation or KCI (to the extent assumed by WCI pursuant to this Agreement) as of the Closing Date which is personally guaranteed by the Shareholders pursuant to such guaranties. The Shareholders may notify the obligees under such guaranties that they have terminated their obligations under such guaranties. The Shareholders shall cooperate with WCI in obtaining such releases.

      9.3 Release of Security Interests. Between the Signing Date and the Closing Date, the Shareholders and their respective Affiliates shall cause those security interests in the assets of the Corporation that have been created in favor of financial institutions or other lenders to secure indebtedness (other than indebtedness of the Corporation) of the Shareholders or their respective Affiliates to be released in a manner reasonably satisfactory to WCI, and shall cause all guaranties by the Corporation relating to the indebtedness (other than the indebtedness of the Corporation) of the Shareholders to be released to the reasonable satisfaction of WCI. On or after the Closing Date, KCI, the Shareholders and their respective Affiliates shall cause those security interests in the Assets that have been created in favor of financial institutions or other lenders to secure indebtedness (other than indebtedness of KCI), the Shareholders or their respective Affiliates to be released in a manner reasonably satisfactory to WCI.

      9.4 Confidentiality. No party hereto shall disclose or make any public announcements of the transactions contemplated by this Agreement without the prior written consent of the others; provided, however, any party may make such disclosure or announcement required by law, including any applicable securities laws or disclosures required thereunder, in which event the party making the disclosure or announcement shall notify the others at least twenty-four (24) hours before such disclosure or announcement is expected to be made.

      9.5 Broker's and Finder's Fees. Each party shall pay and be responsible for any broker's, finder's or financial advisory fee incurred by such party in connection with the transactions contemplated by this Agreement.

      9.6 Taxes. WCI shall reasonably cooperate with the Shareholders, at the Shareholders expense, with respect to any matters involving the Shareholders arising out of the Shareholders' ownership of the Corporation prior to the Closing, including matters relating to tax returns and any tax audits, appeals, claims or litigation with respect to such tax returns or the preparation of such tax returns. In connection therewith, WCI shall make available to the Shareholders such files, documents, books and records of the Corporation for inspection and copying as may be reasonably requested by the Shareholders and shall cooperate with the Shareholders with respect to retaining information and documents which relate to such matters.

      9.7 Short Year Tax Returns. After the Closing Date, the Shareholders shall prepare at their sole cost and expense all short year federal, state, county, local and foreign tax returns for the Corporation required by law for the period beginning with the first day of the Corporation's fiscal year in which the Closing occurs and ending with the Closing Date. Each such return shall be prepared in a financially responsible and conservative manner and shall be delivered to WCI, together with all necessary supporting schedules within 120 days following the Closing Date or at least sixty (60) days prior to the required filing date, whichever is earlier, for WCI's approval (such approval, however, shall not relieve the Shareholders of their responsibility for the taxes assessed under these returns). The Shareholders shall be responsible for the payment of all taxes shown to be due or that may come to be due on such returns or otherwise relating to the period prior to the Closing Date in excess of the amount of any reserve for taxes included in Effective Date Current Liabilities and shall be responsible for any taxes incurred on the Net Profits. The Shareholders shall also be responsible for all taxes arising from the conversion of the Corporation from a cash to an accrual basis of reporting whether or not due on such returns or on the first return filed by that Corporation for the period commencing after the Closing Date. At the time of the delivery of the returns, the Shareholders shall contemporaneously deliver to WCI checks payable to the respective taxing authorities in amounts equal to the amount due. WCI shall sign tax returns and cause such returns to be timely filed with the appropriate authorities. The Shareholders shall be entitled to receive all refunds shown on said returns and any such refunds received by the Corporation or WCI shall be remitted to the Shareholders.

      9.8 Certain Tax Matters. The Shareholders acknowledge that WCI has indicated its intention to make an election under Section 338(h)(10) of the Code. The Shareholders agree that WCI, in its discretion, may make such election; provided, however, that such election shall be made no later than the due date for such election. If such election is made by WCI:

            (a) WCI shall be authorized to complete Form 8023-A;

            (b) The Shareholders shall sign such completed Form 8023-A at the Closing; and

WCI and the Shareholders shall agree upon the allocation of the portion of the Purchase Price allocated to WCI's purchase of the Corporation's Stock among the assets (including intangible assets) of the Corporation as set forth on Schedule 1.6.

      9.9 Continued Employment. WCI shall offer all employees of the Corporation continued employment after the Closing on substantially the same terms and conditions as they were employed by the Corporation immediately prior to the Closing; provided, however, that WCI shall offer such employees the same benefits (including, but not limited to, medical and disability insurance, vacation and sick leave, and retirement benefits) that WCI offers to its other employees with similar responsibilities.

      9.10 Covenants of WCI.

      (a) WCI hereby agrees to cause the Corporation to offer to Kobus Earth Moving, Inc. ("KOBUS") on the same terms and conditions as any third party, an opportunity to bid and to match the lowest bid on any contracts, on the same terms and conditions as any third party, involving any earth moving operations at the Butler County Landfill that Kobus is able to perform within its traditional business capabilities.

      (b) If within two (2) years immediately following the Closing Date, WCI or any of its Affiliates, sells any or all of the Corporation's stock or the assets of the Corporation to any party other than a party to this agreement or any Affiliate of WCI, WCI agrees to pay to Tom and Debbie Kobus, jointly, a sum equal to twenty percent (20%) of (a) the purchase price received for such stock or assets minus (b) the following: (i) the consideration received by the Shareholders under this Agreement so allocated to such stock, (ii) all capital expenses made by the Corporation since the Closing Date, and (iii) all net losses incurred by the Corporation since the Closing Date. The provisions of this Section 9.10(b) shall not apply to any transaction which results in a change of control of WCI.

      (c) WCI agrees to maintain, at Shareholders' expense, any pollution liability or other insurance reasonably requested by Shareholders, covering the assets, business or operations of the Corporation or KCI. WCI agrees to provide to Shareholders, upon request, evidence that such insurance continues to be in effect and that all premiums due have been paid.

      9.11 Closing Date Debt. WCI shall, on or promptly after the Closing Date, pay or satisfy the Closing Date Debt.

10.   INDEMNIFICATION

      10.1 Indemnity by the Shareholders. The Shareholders and KCI, jointly and severally, subject to the limitations set forth in Section 10.2, covenant and agree that they will indemnify and hold harmless WCI, the Corporation and their respective directors, officers and agents and their respective successors and assigns (collectively the "WCI INDEMNITEES"), from and after the Closing Date, against any and all losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs, expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), expenditures, including, without limitation, any Environmental Site Losses (as such term is hereinafter defined) identified by a WCI Indemnitee in a Claims Notice (as defined in Section 10.4(a)), provided that any such Claims Notice shall be given prior to (i) for tax related Claims, the expiration of the third anniversary of the date of filing of the Corporation's federal, and Nebraska income tax returns for the fiscal year ending on the Closing Date, (ii) for all other Claims, the third anniversary of the Closing Date, or (iii) in the case of Fraud (as defined below) prior to ninety (90) days following the expiration of the applicable statute of limitations (irrespective of the date of discovery), with respect to each of the following contingencies (the "10.1 INDEMNITY EVENTS"):

            (a) Any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of the Shareholders, KCI or the Corporation pursuant to the terms of this Agreement or any misrepresentation in or omission from any Exhibit, Schedule, list, certificate, or other instrument furnished or to be furnished to WCI pursuant to the terms of this Agreement, regardless of whether, in the case of a breach of a representation or a warranty, WCI relied on the truth of such representation or warranty or had any knowledge of any breach thereof.

            (b) Any Environmental Site Losses. As used in this Agreement, "ENVIRONMENTAL SITE" shall mean any Facility, any UST and any other waste storage, processing, treatment or disposal facility, and any other business site or any other real property owned, leased, controlled or operated by the Corporation or KCI or by any predecessor thereof on or prior to the Closing Date. As used in this Agreement, "ENVIRONMENTAL SITE LOSSES" shall mean any and all losses, damages (including penalties), liabilities, claims, deficiencies, costs, expenses, and expenditures (including, without limitation, expenses in connection with site evaluations, risk assessments and feasibility studies) arising out of or required by an interim or final judicial or administrative decree, judgment, injunction, mandate, interim or final permit condition or restriction, cease and desist order, abatement order, compliance order, consent order, clean-up order, exhumation order, reclamation order or any other remedial action that is required to be undertaken under federal, state or local law in respect of operating activities on or affecting any Facility, any UST or any other Environmental Site, including, but not limited to (x) any actual or alleged violation of any law or regulation respecting the protection of the environment, including, but not limited to, RCRA and CERCLA or any other law or regulation respecting the protection of the air, water and land and (y) any remedies or violations, whether by a private or public action, alleged or sought to be assessed as a consequence, directly or indirectly, of any Release (as defined below) of pollutants (including odors) or Hazardous Substances from any Facility, any UST or any other Environmental Site resulting from activities thereat prior to Closing, whether such Release is into the air, water (including groundwater) or land, and whether such Release is discovered before or after the Closing Date. The term "RELEASE" as used herein means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the ambient environment. Notwithstanding anything in this paragraph to the contrary, it is specifically understood and agreed that a Release composed solely of any substance disposed of in compliance with any material Governmental Permits or Hazardous Substances contained in household waste lawfully disposed of in a landfill during the time the Corporation or KCI owned and/or operated such landfill does not constitute an Environmental Site Loss; and it is further understood that an Environmental Site Loss shall not include any loss arising from the intentional or negligent acts or omissions of WCI or the Corporation which occur after the Closing Date.

            (c) All matters required to be described on Schedule 3.8, Part II, of which the Corporation, KCI or any of the Shareholders have knowledge on the Closing Date and which are not so described.

            (d) All actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incident to any of the foregoing.

      10.2 Indemnification by WCI. WCI, subject to the limitations set forth in
Section 10.2, covenants and agrees that it shall indemnify the Shareholders, KCI and their respective directors, officers, agents, heirs, trustees, beneficiaries, successors and assigns (collectively, "SHAREHOLDER INDEMNITEES"), from and after the Closing Date against any and all losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs, expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), expenditures identified by a Shareholder Indemnitee in a Claims Notice; provided that any such Claims Notice shall be given prior to the third anniversary of the Closing Date, or in the case of Fraud, prior to ninety (90) days following the expiration of the applicable statute of limitations irrespective of the date of discovery with respect to each of the following contingencies (the "10.2 Indemnity Events"):

            (a) Any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of WCI pursuant to the terms of this Agreement or any misrepresentation in or omission from any Exhibit, Schedule, list, certificate or other instrument furnished or to be furnished to Shareholders or KCI pursuant to the terms of this Agreement, regardless of whether, in case of a breach of a representation or warranty, Shareholders or KCI relied on the truth of such representation or warranty or had any knowledge of any breach thereof.

            (b) Any breach or failure of WCI to pay or perform any of the Assumed Contracts from and after the Closing Date.

            (c) Any obligations and liabilities in respect of the Corporation, and any obligations and liabilities of the KCI Business assumed pursuant to this Agreement.

            (d) All actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorney's fees and expenses of investigation) incident to any of the foregoing.

      10.3 Limitations on Indemnities.

            (a) The obligations to indemnify as provided in this Section 10 shall be equal to the amount by which the cumulative amount of all such liabilities, claims, damages, deficiencies, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses, expenditures and Environmental Site Losses with respect to any or all 10.1 Indemnity Events or any or all 10.2 Indemnifying Events exceeds one hundred thousand dollars ($100,000) (the "GENERAL DEDUCTIBLE AMOUNT"); provided, that the amount of any obligation of indemnity arising with respect to any representation, warranty or covenant contained in Sections 3.1 through 3.4, 3.23, 4.1 through 4.4, 9.2, 9.7 9.10 and 9.11 hereof and pursuant to
      Section 10.2(b) (the "ABSOLUTE COVENANTS") shall not be subject to the General Deductible Amount.

            (b) Absent Fraud and except with respect to Claims based on the breach of any of the Absolute Covenants, the maximum amount that any party hereto can recover as a result of one or more 10.1 or 10.2 Indemnity Events pursuant to the provisions hereof for Claims shall not in the aggregate exceed 70% of the Purchase Price with respect to Claims made prior to the first anniversary of the Closing Date, 55% of the Purchase Price with respect to Claims made on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, and 40% of the Purchase Price with respect to Claims made on or after the second anniversary of the Closing Date and prior to the third anniversary of the Closing Date, and thereafter nothing in the absence of Fraud or Claims with respect to any of the Absolute Covenants. The amount any party can recover as a result of a 10.1 or 10.2 Indemnity Event shall also be net of any tax benefit received by such party as a result of such Indemnity Event. Notwithstanding the foregoing, Claims for breach of any of the Absolute Covenants shall not exceed the total aggregate Purchase Price received by Shareholders pursuant to this Agreement. For the purposes of this Section 10, "FRAUD" shall mean fraud, fraudulent inducement or intentional misrepresentation or concealment.

            (c) Except to the extent the same shall directly result in a material increase in insurance premiums on a prospective basis, the Shareholders shall not be required to indemnify any WCI Indemnitee, nor shall WCI be required to indemnify any Shareholder Indemnitee, for any Claim to the extent that such Claim has been reimbursed or is reimbursable through insurance proceeds received or receivable by the Indemnitee. The Indemnitee shall allow the Indemnifying Party to pursue such insurance proceeds and shall reasonably cooperate with the Indemnifying Party in connection therewith. In the event the insurance does not cover the full amount of the Claim, or in the event the Claim shall directly result in an increase in insurance premiums on a prospective basis, the Indemnifying Party shall remain liable for the difference in the insurance payment and the amount of the Claim, or in the case of an increase in insurance premiums, the amount of such increase directly attributable to the Claim, subject to the other limitations set forth herein.

            (d) The WCI Indemnitee or the Shareholder Indemnitee, as the case may be, shall use reasonable efforts to mitigate any damages to which they are entitled to Indemnification under this Section 10. The indemnification provisions of this Section 10 shall be the exclusive remedy in respect of any breach of warranty, representation or covenant by any party hereto, and for any Claim for monetary damages arising under this Agreement or from the transactions contemplated hereby, except for Fraud, provided that nothing in this Section 10 shall be deemed to be the exclusive remedy or shall limit the remedies of any party with respect to the breach or nonfulfilllment of the covenants set forth in Section 11.1 hereof required to be satisfied or fulfilled after the Closing Date. In addition, the parties shall be entitled to pursue any claims for non-monetary relief to which they may be entitled at law or equity.

      10.4 Notice of Indemnity Claim.

            (a) In the event that any claim ("CLAIM") is hereafter asserted against or arises with respect to any WCI Indemnitee or Shareholder Indemnitee as to which such Indemnitee may be entitled to indemnification hereunder, the WCI Indemnitee shall notify the Shareholders and KCI, or the Shareholder Indemnitee shall notify WCI (as applicable collectively, the "INDEMNIFYING PARTY") in writing thereof (the "CLAIMS NOTICE") within 30 days after (i) receipt of written notice of commencement of any third party litigation against such Indemnitee, (ii) receipt by such Indemnitee of written notice of any third party claim pursuant to an invoice, notice of claim or assessment against such Indemnitee, or (iii) such Indemnitee becomes aware of the existence of any other event in respect of which indemnification may be sought from the Indemnifying Party (including, without limitation, any inaccuracy of any representation or warranty or breach of any covenant). The Claims Notice shall describe the Claim and the specific facts and circumstances in reasonable detail, and shall indicate the amount, if known, or an estimate, if possible, of the losses that have been or may be incurred or suffered by the Indemnitee.

            (b) The Indemnifying Party may elect to defend any Claim for money damages where the cumulative total of all Claims (including such Claims) does not exceed the limit set forth in Section 10.3(b) at the time the Claim is made by the Indemnifying Party's own counsel. The Indemnitee may participate, at the Indemnitee's own expense, in the defense of any Claim assumed by the Indemnifying Party.

            (c) If, within thirty (30) days of the Indemnifying Party's receipt of a Claims Notice, the Indemnifying Party shall have failed to defend a Claim, the Indemnitee shall have the right to assume control of the defense and/or compromise of such Claim, and the costs and expenses of such defense, including reasonable attorneys' fees, shall be added to the Claim.

            (d) The party assuming the defense of any Claim shall keep the other party reasonably informed at all times of the progress and development of its or their defense of and compromise efforts with respect to such Claim and shall furnish the other party with copies of all relevant pleadings, correspondence and other papers. In addition, the parties to this Agreement shall cooperate with each other and make available to each other and their representatives all available relevant records or other materials required by them for their use in defending, compromising or contesting any Claim. The failure to timely deliver a Claims Notice or otherwise notify the Indemnifying Party of the commencement of such actions in accordance with this Section 10.4 shall not relieve the Indemnifying Party from the obligation to indemnify hereunder except to the extent that the Indemnifying Party establishes by competent evidence that it has been prejudiced thereby.

            (e) In the event both the Indemnitee and the Indemnifying Party are named as defendants in an action or proceeding initiated by a third party, they shall both be represented by the same counsel (on whom they shall agree), unless such counsel, the Indemnitee, or the Indemnifying Party shall determine that such counsel has a conflict of interest in representing both the Indemnitee and the Indemnifying Party in the same action or proceeding and the Indemnitee and the Indemnifying Party do not waive such conflict to the satisfaction of such counsel.

      10.5 Liability for Breaches of Representations and Warranties. The liability of a party making the representations and warranties contained in this Agreement and in any certificate, Exhibit or Schedule delivered pursuant hereto, or in any other writing delivered pursuant to the provisions of this Agreement (the "REPRESENTATIONS AND WARRANTIES") for a breach thereof shall survive the consummation of the transactions contemplated hereby for the time periods set forth in Section 10.1. Unless specifically provided otherwise in this Agreement, the covenants contained in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of three (3) years following the Closing.

      10.6 No Exhaustion of Remedies or Subrogation; Right of Setoff. The Shareholders and KCI waive any right to require any WCI Indemnitee to (i) proceed against the Corporation; (ii) proceed against any other person; or (iii) pursue any other remedy whatsoever in the power of any WCI Indemnitee. WCI may, but shall not be obligated to, set off against any and all payments due any Shareholder or KCI any amount to which any WCI Indemnitee is entitled to be indemnified hereunder with respect to any 10.1 Indemnity Event. Such right of set off shall be separate and apart from any and all other rights and remedies that the WCI Indemnitees may have against the Shareholders, KCI or their successors.

11.   OTHER POST-CLOSING COVENANTS OF THE SHAREHOLDERS, KCI AND WCI

      11.1 Restrictive Covenants. The Shareholders and KCI acknowledge that (i) WCI, as the purchaser of the Corporation's Stock and the Assets, is and will be engaged in the same business as the Corporation and KCI (the "BUSINESS"); (ii) the Shareholders and KCI are intimately familiar with the Business; (iii) the Business is currently conducted in the State of Nebraska and WCI intends to continue the Business in Nebraska and intends, by acquisition or otherwise, to expand the Business into other geographic areas where it is not presently conducted; (iv) the Shareholders and KCI have had access to trade secrets of, and confidential information concerning, the Business; (v) the agreements and covenants contained in this Section 11.1 are essential to protect the Business and the goodwill being acquired; and (vi) the Shareholders have the means to support themselves and their dependents other than by engaging in a business substantially similar to the Business and the provisions of this Section 11 will not impair such ability. The Shareholders and KCI covenant and agree as set forth in (a), (b) and (c) below with respect to the Corporation and the
Business:

            (a) Non-Compete. For a period commencing on the Closing Date and terminating five years thereafter (the "RESTRICTED PERIOD"), neither the Shareholders nor KCI shall, anywhere within a 200-mile radius of David City, Nebraska (the "RESTRICTED AREA"), directly or indirectly, acting individually or as the owner, shareholder, partner, or employee of any entity other than WCI or one of its subsidiaries, (i) engage in the operation of a solid waste collection, transporting, disposal and/or composting business, transfer facility, recycling facility, materials recovery facility or solid waste landfill; (ii) enter the employ of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of salary, commissions or otherwise from, any business engaged in such activities; (iii) as owner or lessor of real estate or personal property, rent to or lease any facility, equipment or other assets to any business engaged in such a business; or (iv) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any such business in any capacity, including, without limitation, as a sole proprietor, partner, shareholder, officer, director, principal, agent, trustee or lender; provided, however, that any of the Shareholders or KCI may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ, provided none of the Shareholders or KCI is a controlling person of, or a member of a group which controls, such business and further provided that the Shareholders and KCI do not, in the aggregate, directly or indirectly, own 5% or more of any class of securities of such business.

            (b) Confidential Information. During the Restricted Period and thereafter, the Shareholders and KCI shall keep secret and retain in strictest confidence, and shall not use for the benefit of themselves or others, all data and information relating to the Business ("CONFIDENTIAL INFORMATION"), including, without limitation, knowledge, trade secrets, customer lists, supplier lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, bidding information, practices, policies or procedures, product development techniques or plans, and technical processes; provided, however, that the term "CONFIDENTIAL INFORMATION" shall not include information that (i) is or becomes generally available to the public other than as a result of disclosure by the Shareholders or KCI in breach of this or any other Agreement with WCI, (ii) is general knowledge in the solid waste handling and landfill business and not specifically related to the Business, (iii) is independently developed by KCI or the Shareholders after the date hereof, or (iv) is disclosed to KCI or the Shareholders by a third party lawfully in possession of such information. Notwithstanding the foregoing, Shareholders and KCI may disclose and discuss confidential information with their legal and tax advisors, and as is required in connection with any legal proceedings.

            (c) Property of the Business. All memoranda, notes, lists, records and other documents or papers (and all copies thereof) relating to the Business, including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Shareholders or the Corporation or KCI or made available to them relating to the Business (other than those relating to Excluded Assets or Excluded Liabilities), but excluding any materials (other than the minute books of the Corporation) maintained by any attorneys for the Corporation or KCI or the Shareholders prior to the Closing, shall be the property of WCI and have been delivered or will be delivered or made available to WCI at the Closing. WCI shall not destroy or dispose of any such memoranda, notes, lists, records and other documents or papers, including such items stored in computer memories, on microfiche or by any other means, for a period of seven (7) years after the Closing Date without first giving the Shareholders thirty (30) days prior written notice of such planned disposal and the opportunity to receive and retain such records, subject to the Shareholders' duties of confidentiality hereunder. Following the Closing, for a reasonable period, WCI shall permit Shareholder reasonable access to WCI's personnel as is reasonably necessary to assist Shareholders in the transition of ownership in connection with this Agreement.

            (d) Non-Solicitation. For a period commencing on the date hereof and terminating three (3) years from the Closing Date, without the consent of WCI, which may be granted or withheld by WCI in its discretion, the Shareholders and KCI shall not solicit any employees of the Corporation or WCI to leave the employ of the Corporation or WCI and join the Shareholders or KCI in any business endeavor owned or pursued by the Shareholders or KCI. Notwithstanding the foregoing, it shall not be deemed a violation of this subsection 11.1(d) for Shareholders or KCI to place advertisements in general circulation announcing general employment opportunities with Shareholders, KCI or their Affiliates. If an employee of WCI or the Corporation responds to such general advertisement, and if the Shareholders or KCI interview or employ such person, the Shareholders or KCI, as the case may be, shall not be in breach of this subsection 11.1(d).

            (e) No Disparagement. For a period commencing on the date hereof and terminating five (5) years from the Closing Date, none of the Shareholders or KCI shall, in any way or to any person or entity or governmental or regulatory body or agency, denigrate or derogate WCI or any of its subsidiaries, or any officer, director or employee, or any product or service or procedure of any such company whether or not such denigrating or derogatory statements shall be true and whether or not such statements are based on acts or omissions which are learned by the Shareholders or KCI from and after the date hereof or on acts or omissions which occur from and after the date hereof, or otherwise. A statement shall be deemed denigrating or derogatory to any person or entity if it adversely affects the regard or esteem in which such person or entity is held by investors, lenders or licensing, rating, or regulatory entities. This paragraph does not apply to the extent that testimony or disclosure is required or necessitated by legal process.

      11.2 Rights and Remedies Upon Breach. If the Shareholders or KCI breaches, or threatens to commit a breach of, any of the provisions of Section 11.1 herein (the "RESTRICTIVE COVENANTS"), WCI shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to WCI at law or in equity:

            (a) Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to WCI and that money damages would not provide an adequate remedy to WCI. Accordingly, in addition to any other rights or remedies, WCI shall be entitled to injunctive relief to enforce the terms of the Restrictive Covenants and to restrain the Shareholders and KCI from any violation thereof.

            (b) Accounting. The right and remedy to require the Shareholders and KCI to account for and pay over to WCI all compensation, profits, monies, accruals, increments or other benefits derived or received by the Shareholders or KCI as the result of any transactions constituting a breach of the Restrictive Covenants.

            (c) Severability of Covenants. The Shareholders and KCI acknowledge and agree that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

            (d) Blue-Penciling. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall reduce the duration or scope of such provision, as the case may be, to the extent necessary to render it enforceable and, in its reduced form, such provision shall then be enforced.

            (e) Enforceability in Jurisdiction. WCI and the Shareholders and KCI intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of WCI and the Shareholders and KCI that such determination not bar or in any way affect WCI's right to the relief provided above in the courts of any other jurisdiction within the geographic scope of the Restrictive Covenants as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

12.   GENERAL

      12.1 Additional Conveyances. Following the Closing, the Shareholders, KCI and WCI shall each deliver or cause to be delivered at such times and places as shall be reasonably agreed upon such additional instruments as WCI or the Shareholders may reasonably request for the purpose of carrying out this Agreement. The parties hereto agree to cooperate with each other on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings or disputes of any nature with respect to matters pertaining to all periods prior to the date of this Agreement, except that each party will not be required to furnish information or render assistance with respect to any Claim for indemnification brought pursuant to Section 10 hereof.

      12.2 Assignment. No party hereto may assign or transfer its rights and obligations under this Agreement without the prior written approval of the other parties hereto, which consent shall not be unreasonably withheld; provided, however, WCI may assign WCI's rights under this Agreement to a wholly owned subsidiary of WCI or as security to any of WCI's lenders without obtaining the consent of any other party hereto. This Agreement shall inure only to the benefit of and be binding upon the parties hereto and their respective heirs, successors and representatives and permitted assigns.

      12.3 Public Announcements. Except as required by law, no party shall make any public announcement or filing with respect to the transactions provided for herein prior to the Closing Date without the prior consent of the other parties hereto.

      12.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      12.5 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and either delivered personally, sent by facsimile transmission or by air courier service, or mailed by postage prepaid registered or certified U.S. mail, return receipt requested, to the addresses designated below or such other addresses as may be designated in writing by notice given hereunder, and shall be effective upon personal delivery or facsimile transmission thereof or upon delivery by registered or certified U.S. mail or one business day following deposit with an air courier service:

If to the Shareholders:           at their respective addresses set forth
                                  on Schedule 3.2

                                  Kobus Construction, Inc.
                                  P.O. Box 126
 If to KCI:                       David City, NE 68632
                                  Fax:  (402) 367-4079

With a copy to:                   Steven P. Case, Esq.
                                  McGrath, North, Mullin & Kratz, P.C.
                                  One Central Park Plaza, Suite 1400
                                  Omaha, NE  68102
                                  Fax:  (402) 341-0216

If to WCI:                        Waste Connections, Inc.
                                  2260 Douglas Boulevard, Suite 280
                                  Roseville, California 95661
                                  Attention:  Ronald J. Mittelstaedt
                                  Fax:  (916) 772-2920

With a copy to:                   Robert D. Evans, Esq.
                                  Shartsis, Friese & Ginsburg LLP
                                  One Maritime Plaza, 18th Floor
                                  San Francisco, California 94111
                                  Fax: (415) 421-2922

      12.6 Applicable Law; Attorneys' Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska without regard to its conflict of laws provisions. In the event of any dispute or controversy between WCI on the one hand and the Corporation, KCI or the Shareholders on the other hand relating to the interpretation of this Agreement or to the transactions contemplated hereby, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and expenses incurred by the prevailing party, as awarded by the court. Such award shall include post-judgment attorney's fees and costs.

      12.7 No waiver Relating to Claims for Fraud . Notwithstanding anything herein to the contrary, the liability of any party under this Agreement shall be in addition to, and not exclusive of any other liability that such party may have at law or equity based on such party's Fraud. Notwithstanding anything in this Agreement to the contrary, none of the provisions set forth in this Agreement, including, but not limited to, the provisions set forth in Sections
7.1 or 7.2, shall
be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or equity based on any other party's Fraud, nor shall any such provisions limit, or be deemed to limit, (a) the amounts of recovery sought or awarded in any such claim for Fraud, (b) the time period during which such a claim for Fraud may be brought, or (c) the recourse which any such party may seek against another party with respect to such a claim for Fraud.

      12.8 Payment of Fees and Expenses. Whether or not the transactions herein contemplated shall be consummated, each party hereto will pay its own fees, expenses and disbursements incurred in connection herewith and all other costs and expenses incurred in the performance and compliance with all conditions to be performed hereunder (including, in the case of the Shareholders, any such fees, expenses and disbursements paid or accrued by, or charged to, the Corporation). State and local sales taxes or transfer fees arising from the sale of the Assets shall be paid by WCI.

      12.9 Incorporation by Reference. All Schedules and Exhibits attached hereto are incorporated herein by reference as though fully set forth at each point referred to in this Agreement.

      12.10 Captions. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

      12.11 Number and Gender of Words; Corporation. Whenever the singular number is used herein, the same shall include the plural where appropriate, and shall apply to all of such number, and to each of them, jointly and severally, and words of any gender shall include each other gender where appropriate.

      12.12 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the entire Agreement and understanding between the Corporation, KCI, the Shareholders and WCI and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Corporation, KCI, the Shareholders and WCI acting through its officers, thereunto duly authorized by its Board of Directors.

      12.13 Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

      12.14 Construction. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Unless expressly set forth otherwise, all references herein to a "DAY" are deemed to be a reference to a calendar day. All references to "BUSINESS DAY" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in Nebraska or California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

      12.15 Rights of Offset. In the event that there is a Post Closing Adjustment in favor of WCI and the Shareholders or KCI, as the case may be, fail to pay the amount due to WCI as provided in Section 1.5, WCI may, but shall not be obligated to, reduce the principal amount due under either or both of the Tom Kobus Note or the Debbie Kobus Note by an amount equal to the sum owed to WCI by Shareholders, KCI or both.

13.   GLOSSARY

      The definitions of the terms used below can be found at the Section indicated:

        Term                                               Section
        ----                                               -------
        Absolute Covenants                                 Section 10.2
        Affiliate                                          Section 3.11
        Agreement                                          Page 1
        Allocation                                         Section 1.6
        Assets                                             Section 1.2
        Assumed Contracts                                  Section 1.2(b)
        at will                                            Section 8.2
        Balance Sheet Date                                 Section 3.7
        Break-Up Fee                                       Section 2.4
        Business day                                       Section 12.14
        Business                                           Section 11.1
        Claim                                              Section 10.3
        Claims Notice                                      Section 10.3
        Closing Date Debt                                  Section 3.23
        Closing Date Current Liabilities                   Section 3.23
        Closing                                            Section 2
        Closing Date                                       Section 2
        Closing Date Current Assets                        Section 3.23
        Code                                               Section 3.11
        Collection Franchises                              Section 3.10
        Company                                            Parties
        Confidential Information                           Section 11.1
        Corporate Property                                 Section 3.12
        Corporation                                        Parties
        Corporation's Stock                                Recitals
        Day                                                Section 12.14
        Delivered Documents                                Section 3.20
        Environmental Site                                 Section 10.1
        Environmental Site Losses                          Section 10.1
        Environmental Laws                                 Section 3.25
        ERISA                                              Section 3.18
        Exceptions                                         Section 2.4
        Excluded Assets                                    Section 1.2
        Excluded Liabilities                               Section 1.4
        Facility                                           Section 3.10
        Financial Statements                               Section 3.7
        Fixed Assets                                       Section 1.2
        Fraud                                              Section 7.2
        General Deductible Amount                          Section 10.2

        Term                                               Section
        ----                                               -------
        Golden Parachute Payment                           Section 3.18
        Governmental Consents                              Section 3.10
        Governmental Permits                               Section 3.10
        Hazardous Material                                 Section 3.25
        Hazardous Waste                                    Section 3.25
        Indemnifying Party                                 Section 10.3
        KCI                                                Recitals
        KCI Business                                       Recitals
        KCI Property                                       Section 3.12
        Kobus                                              Section 8.2
        Knowledge                                          Section 3.35
        Laws                                               Section 3.25
        Debbie Korbus Note                                 Section 1.5
        Tom Kobus Note                                     Section 1.5
        Necessary Consents                                 Section 5.3
        Permitted Liens                                    Section 3.12
        Post Closing Adjustment                            Section 1.5
        Purchase Price                                     Section 1.1
        RCRA                                               Section 3.25
        Recipient                                          Section 3.18
        Records, Notifications and Reports                 Section 3.10
        Release                                            Section 10.1
        Representations and Warranties                     Section 10.4
        Required Governmental Consents                     Section 3.10
        Reserves                                           Section 1.5
        Restricted Area                                    Section 11.1
        Restricted Period                                  Section 11.1
        Restrictive Covenants                              Section 11.2
        Tom                                                Page 1
        Indemnity Events                                   Section 10.1
        Shareholder Indemnitees                            Section 10.7
        Shareholders                                       Parties
        Shares                                             Section 1.5
        Signing Date                                       Section 5
        Value of the Shares                                Section 1.5
        WCI                                                Parties
        WCI Indemnitees                                    Section 10.1
        WCI Stock                                          Section 1.5

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons thereunto duly authorized as of the date first above written.

                      CORPORATION:     BUTLER COUNTY LANDFILL, INC.


                                       By:
                                          --------------------------------------


                                       Its:
                                          --------------------------------------


                              KCI:
                                       KOBUS CONSTRUCTION, INC.

                                       By:
                                          --------------------------------------


                                       Its:
                                          --------------------------------------



                              WCI:     WASTE CONNECTIONS, INC.



                                       By:
                                          --------------------------------------
                                          Ronald J. Mittelstaedt
                                          Chief Executive Officer & President


                     SHAREHOLDERS:


                                       -----------------------------------------
                                                      Tom Kobus


                                       -----------------------------------------
                                                    Debbie Kobus

                                TABLE OF CONTENTS



                                                                                            PAGE
                                                                                            ----
1.       PURCHASE OF CORPORATION'S STOCK AND KCI'S ASSETS.....................................1

         1.1      Shares to be Purchased......................................................1

         1.2      Sale and Transfer of Assets.................................................1

         1.3      Assumption by WCI of Certain Debt and Certain Contracts.....................3

         1.4      Excluded Liabilities........................................................3

         1.5      Purchase Price..............................................................3

         1.6      Allocation of the Purchase Price............................................4

         1.7      Excluded Assets.............................................................4

2.       CLOSING TIME AND PLACE...............................................................4

         2.1      Closing.....................................................................4

         2.2      Termination.................................................................5

         2.3      Notice and Effect of Termination............................................5

         2.4      Break-Up Fee................................................................6

         2.5      Exclusive Negotiations......................................................6

         2.6      Corrections to Due Diligence and Schedules..................................6

3.       REPRESENTATIONS AND WARRANTIES OF THE CORPORATION, KCI AND THE SHAREHOLDERS..........7

         3.1      Organization, Standing and Qualification....................................7

         3.2      Capitalization..............................................................7

         3.3      All Stock and Assets Being Acquired.........................................7

         3.4      Authority for Agreement.....................................................7

         3.5      No Breach or Default........................................................8

         3.6      Subsidiaries................................................................8

         3.7      Financial Statements........................................................8

         3.8      Liabilities.................................................................8

         3.9      Accurate and Complete Records...............................................9

         3.10     Permits and Licenses.......................................................10

         3.11     Certain Receivables........................................................11

                                TABLE OF CONTENTS

                                  (CONTINUED)


                                                                                            PAGE
                                                                                            ----
         3.12     Fixed Assets and Real Property.............................................11

         3.13     Related Party Transactions.................................................13

         3.14     Acquisition/Disposition of Assets..........................................13

         3.15     Contracts and Agreements; Adverse Restrictions.............................13

         3.16     Insurance..................................................................13

         3.17     Personnel..................................................................14

         3.18     Benefit Plans and Union Contracts..........................................14

         3.19     Taxes......................................................................15

         3.20     Copies Complete; Required Consents.........................................16

         3.21     Customers, Billings, Current Receipts and Receivables......................16

         3.22     No Change With Respect to the Corporation or the Business..................16

         3.23     Closing Date Debt; Effective Date Current Assets and Effective
                  Date Current Liabilities...................................................18

         3.24     Bank Accounts..............................................................18

         3.25     Compliance With Laws.......................................................19

         3.26     Powers of Attorney.........................................................20

         3.27     Underground Storage Tanks..................................................20

         3.28     Patents, Trademarks, Trade Names, etc......................................20

         3.29     Assets, etc., Necessary to Business........................................21

         3.30     Condemnation...............................................................21

         3.31     Suppliers and Customers....................................................21

         3.32     Absence of Certain Business Practices......................................21

         3.33     Disclosure Schedules.......................................................21

         3.34     No Misleading Statements...................................................22

         3.35     Knowledge..................................................................22

         3.36     Brokers; Finders...........................................................22

         3.37     S Corporation..............................................................22

4.       REPRESENTATIONS AND WARRANTIES OF WCI...............................................22

                                TABLE OF CONTENTS

                                  (CONTINUED)


                                                                                            PAGE
                                                                                            ----

         4.1      Existence and Good Standing................................................22

         4.2      No Contractual Restrictions................................................22

         4.3      Authorization of Agreement.................................................22

         4.4      No Misleading Statements...................................................23

         4.5      Brokers; Finders...........................................................23

         4.6      Disclosure Schedules.......................................................23

5.       COVENANTS FROM SIGNING TO CLOSING DATE..............................................23

         5.1      Operations.................................................................23

         5.2      No Change..................................................................24

         5.3      Obtain Consents............................................................25

         5.4      Access; Confidential Information...........................................25

         5.5      Notice of Material Adverse Change..........................................26

         5.6      Completion of Schedules....................................................26

         5.7      Title Commitment...........................................................26

6.       CONDITIONS PRECEDENT TO OBLIGATION OF WCI TO CLOSE..................................26

         6.1      Representations and Warranties.............................................26

         6.2      Conditions.................................................................26

         6.3      No Material Adverse Change.................................................26

         6.4      Certificates...............................................................26

         6.5      No Litigation..............................................................27

         6.6      Other Deliveries...........................................................27

         6.7      Necessary Consents.........................................................27

         6.8      Due Diligence..............................................................27

7.       CONDITIONS PRECEDENT TO OBLIGATION OF THE SHAREHOLDERS THE
                  CORPORATION AND KCI TO CLOSE...............................................27

         7.1      Representations and Warranties.............................................27

         7.2      Conditions.................................................................27

         7.3      Certificate................................................................27

                                TABLE OF CONTENTS

                                  (CONTINUED)


                                                                                            PAGE
                                                                                            ----

         7.4      No Litigation..............................................................27

         7.5      Other Deliveries...........................................................28

         7.6      Necessary Consents.........................................................28

8.       CLOSING DELIVERIES..................................................................28

         8.1      WCI Deliveries.............................................................28

         8.2      Shareholders' and KCI's Deliveries.........................................29

9.       ADDITIONAL COVENANTS OF WCI, THE CORPORATION, KCI AND THE SHAREHOLDERS..............30

         9.1      No Delay...................................................................30

         9.2      Release of Guaranties......................................................30

         9.3      Release of Security Interests..............................................30

         9.4      Confidentiality............................................................30

         9.5      Broker's and Finder's Fees.................................................30

         9.6      Taxes......................................................................31

         9.7      Short Year Tax Returns.....................................................31

         9.8      Certain Tax Matters........................................................31

         9.9      Continued Employment.......................................................31

         9.10     Covenants of WCI...........................................................32

10.      INDEMNIFICATION.....................................................................32

         10.1     Indemnity by the Shareholders..............................................32

         10.2     Indemnification by WCI.....................................................34

         10.3     Limitations on Indemnities.................................................34

         10.4     Notice of Indemnity Claim..................................................36

         10.5     Liability for Breaches of Representations and Warranties...................37

         10.6     No Exhaustion of Remedies or Subrogation; Right of Setoff..................37

11.      OTHER POST-CLOSING COVENANTS OF THE SHAREHOLDERS, KCI AND WCI.......................37

         11.1     Restrictive Covenants......................................................37

                                TABLE OF CONTENTS

                                  (CONTINUED)


                                                                                            PAGE
                                                                                            ----

         11.2     Rights and Remedies Upon Breach............................................39

12.      GENERAL.............................................................................40

         12.1     Additional Conveyances.....................................................40

         12.2     Assignment.................................................................40

         12.3     Public Announcements.......................................................40

         12.4     Counterparts...............................................................40

         12.5     Notices....................................................................41

         12.6     Applicable Law; Attorneys' Fees............................................41

         12.7     No waiver Relating to Claims for Fraud.....................................41

         12.8     Payment of Fees and Expenses...............................................42

         12.9     Incorporation by Reference.................................................42

         12.10    Captions...................................................................42

         12.11    Number and Gender of Words; Corporation....................................42

         12.12    Entire Agreement...........................................................42

         12.13    Waiver.....................................................................42

         12.14    Construction...............................................................42

13.      GLOSSARY............................................................................43

                                 AMENDMENT NO. 1
                                       TO
                               PURCHASE AGREEMENT

      THIS AMENDMENT NO. 1 TO PURCHASE AGREEMENT (the "Amendment"), dated as of January 12, 1999, to be effective as of January 6, 1999, is entered into by and among Waste Connections, Inc., a Delaware corporation ("WCI"), Butler County Landfill, Inc., a Nebraska corporation ("Butler"), Kobus Construction, Inc., a Nebraska corporation ("KCI") and Tom Kobus and Debbie Kobus ("Shareholders").

      WHEREAS, the parties hereto (the "Parties") have entered into a Purchase Agreement dated December 11, 1998 (the "Purchase Agreement");

      WHEREAS, the Parties desire to amend the Purchase Agreement as contemplated and agreed to in that certain Agreement among the Parties dated as of January 6, 1999 (the "January Agreement");

      WHEREAS, this Amendment shall constitute the first of two amendments to the Purchase Agreement and contains items numbers 1 and 2 that were to be agreed upon pursuant to the January Agreement;

      WHEREAS, all capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement;

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants contained herein and in the Purchase Agreement, the parties hereto, each intending to be bound hereby, agree as follows

      1.    Section 1.5(a) is amended to read in its entirety as follows:

            (a) eight million one hundred thousand dollars ($8,100,000), (i) minus the Closing Date Debt (as defined in Section 3.23(a)), (ii) plus or minus, as the case may be, the amount by which the Effective Date Current Assets (as defined in Section 3.23(b)) are greater or less than the Effective Date Current Liabilities (as defined in Section 3.23(b)), (iii) plus or minus, as the case may be, the amount of the Net Profit or Net Loss (as hereinafter defined) of the Corporation and the KCI Business for the period from the Effective Date through the Closing Date, (iv) minus the Post Closure Liability (as hereafter defined) and (v) plus $104,213.25 related to the purchase by the Corporation of approximately 80 acres of land adjacent to the landfill and that shall be included on Schedule 3.23(a) as Closing Date Debt. The Closing Date Debt shall be based on pay-off letters obtained from the Corporation's and KCI's lenders. The Effective Date Current Assets, Effective Date Current Liabilities, the Net Profit, the Net Loss and the Post Closure Liability shall be based on estimates of such amounts delivered to WCI by the Corporation and KCI at Closing. As used herein, the term "Net Profit" or "Net Loss" shall mean the net profit or net loss of the Corporation and the KCI Business calculated in materially the same manner that net profit and net loss were calculated for the Corporation and the KCI Business for the periods prior to the Effective Date, and which profits or losses shall be incurred in compliance with Section 5 herein. The term "Post Closure Liability" shall mean the amount by which the Corporation's estimated closure and post closure liabilities with respect to the landfill set forth on Schedule A (based on engineering estimates taking into account the airspace depleted prior to the Effective Date) exceeds the reserves established therefor (the "Reserves"), all as more specifically set forth on Schedule 1.5(a)(iv).

      At Closing, the following portion of the Purchase Price shall be paid to the Shareholders and KCI in immediately available funds by wire transfer: eight million one hundred thousand dollars ($8,100,000) (v) minus the Closing Date Debt, (w) plus or minus, as the case may be, any estimated Net Loss or Net Profit (x) minus the Post Closure Liability, (y) plus or minus, as the case may be, the amount by which the estimated Effective Date Current Assets are greater or less than the estimated Effective Date Current Liabilities, and (z) plus $104,213.25 included in Closing Date Debt as set forth above. Within ninety (90) days after the Closing, WCI and the Shareholders shall determine the actual Closing Date Debt, Effective Date Current Assets, Effective Date Current Liabilities, Net Profit or Net Loss, and Post Closure Liability. If the difference between the actual amounts of such items and the estimated amounts provided at Closing results in an increase in the amount that should have been paid at the Closing over the amount that was so paid, WCI shall promptly pay such amount to the Shareholders or KCI, as the case may be; if the result is a decrease in the amount that should have been paid at the Closing from the amount that was so paid, the Shareholders or KCI, as the case may be, shall promptly pay such amount to WCI (the "Post Closing Adjustment").

      2.    A new Section 1.8 is added to read in its entirety as follows:

            1.8 Additional Contingent Purchase Price. If within twelve (12) months following the Closing Date, the Corporation receives a final and unappealable permit to expand its municipal solid waste landfill beyond its current existing total permitted air space by a minimum of 6,500,000 cubic yards, WCI shall pay to Shareholders as additional contingent purchase price a number of shares of WCI's Common Stock, par value $0.01 ("WCI Stock"), which shall be delivered by WCI to the Shareholders within fifteen (15) days following the date WCI receives notice that such permit is final and unappealable (the "Final Date") determined as follows: The number of shares of WCI Stock to be delivered pursuant to this Section 1.8 shall be an amount equal to one million three hundred thousand dollars ($1,300,000) divided by the average of the closing price of WCI Stock as quoted on the NASDAQ Stock Market for the five (5) successive trading days for which a closing price is quoted following the Final Date (the "Average Closing Price"). The Average Closing Price and the number of shares of WCI Stock to be delivered pursuant hereto shall be appropriately adjusted in the event of any change in WCI Stock during the period used in determining the Average Closing Price, including without limitation any stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger or consolidation. WCI shall not be obligated to issue any fractional shares of WCI Stock, but shall instead pay the Shareholders cash in lieu of any fractional share equal to the Average Closing Price multiplied by the fraction of a share of WCI Stock that would otherwise be issued. WCI shall have sole discretion in determining whether and on what terms it will pursue such permit, and WCI shall not be liable to any of the Shareholders for any decision not to pursue such permit or its failure to obtain such permit, without regard to the reason therefor. Notwithstanding anything in this Section 1.8 to the contrary, WCI reserves the right to, at its option or if applicable securities laws will not permit the issuance of WCI Stock to Shareholders as contemplated herein, pay such additional contingent purchase price to Shareholders in cash.

            Shareholders acknowledge that the WCI Stock issued pursuant to this
Section 1.8 will be unregistered stock and Shareholders shall, as a condition to the receipt thereof, execute any such documents as WCI shall reasonably request. Each Shareholder further represents that:

            (a) Each of the Shareholders is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Act"). Each of the Shareholders has such knowledge and experience in financial matters, either alone or with the Shareholder's professional advisors, that he or she is capable of evaluating the merits and risks of the investment in the WCI Stock.

            (b) Each of the Shareholders is a resident of the State of Nebraska.

            (c) Each of the Shareholders has had access to such information relating to WCI as such Shareholder feels is reasonably necessary to make an informed investment decision with respect to the WCI Stock.

            (d) Each of the Shareholders has had the opportunity to ask questions and receive answers concerning the terms and conditions of this
      Section 1.8 and to obtain additional information that WCI possesses or can obtain without unreasonable effort or expense that is necessary to verify the accuracy of the information provided with respect to the potential issuance of the WCI Stock.

            (e) In the event the conditions set forth in this section 1.8 are met, each of the Shareholders will acquire the WCI Stock pursuant to this Agreement for his or her own account, not as a nominee or agent. No one else will have any interest, beneficial or otherwise, in any of the WCI Stock issued to such Shareholder.

            (f) Each of the Shareholders is able to bear the economic risk of such an investment in the WCI Stock, is aware that he or she must be prepared to hold such WCI Stock for an indefinite period and is aware that the WCI Stock has not been registered under the Act, or registered or qualified under the securities laws of any state, on the ground, among others, that no unregistered distribution or public offering of the WCI Stock is to be effected and the WCI Stock is to be issued by WCI without any public offering within the meaning of section 4(2) of the Act.

            (g) Without in any way limiting the representations herein, each of the Shareholders further agrees that such Shareholder shall not encumber, pledge, hypothecate, sell, transfer, assign or otherwise dispose of, or receive any consideration for, any of the WCI Stock or any interest in them, unless and until prior to any proposed encumbrance, pledge, hypothecation, sale, transfer, assignment or other disposition, (i) a registration statement on Form S-1 or S-3 (or any other form appropriate for the purpose of replacing such form) under the Act with respect to the WCI Stock proposed to be transferred or otherwise disposed of shall be then effective, (ii)(a) he or she shall have furnished WCI with a detailed statement of the circumstances of the proposed disposition, and (b) he or she shall have furnished WCI with an opinion of counsel or no-action letter issued by the Staff of the SEC (obtained at the Shareholders' expense) in form and substance satisfactory to WCI to the effect that such disposition will not require registration of any such WCI Stock under the Act or qualification of any such WCI Stock under any other securities law; or
      (iii) Rule 144 is available with respect to such transaction.

            (h) Each of the Shareholders understands and agrees that each certificate or other instrument representing WCI Stock will bear a legend on the face thereof (or on the reverse thereof with a reference to such legend on the face thereof) which legend restricts the sale, transfer or other disposition of the WCI Stock otherwise than in accordance with
      Section 1.8(g) of this Agreement; provided, however, that WCI shall, on the request of any of the Shareholders, cause such legends to be removed from the certificates or other instrument evidencing the WCI Stock if such Shareholder has held such WCI Stock for the period contemplated by Rule 144(k) under the Act and if the Shareholder is not then and has not been during the three months preceding such request an affiliate of WCI (as defined in Rule 144 under the Act).

Each of the Shareholders understands and agrees that the WCI Stock will be "restricted securities" as that term is defined in Rule 144 under the Act and, accordingly, that the WCI Stock must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available.

      3. Except as specifically amended hereby, the provisions of the Purchase Agreement shall remain in full force and effect.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                      CORPORATION:     BUTLER COUNTY LANDFILL, INC.


                                       By:
                                          --------------------------------------

                                       Its:
                                           ------------------------------------


                               KCI     KOBUS CONSTRUCTION, INC.


                                       By:
                                          --------------------------------------

                                       Its:
                                           ------------------------------------

                              WCI:     WASTE CONNECTIONS, INC.


                                       By:
                                          --------------------------------------
                                          Ronald J. Mittelstaedt
                                          Chief Executive Officer & President



                     SHAREHOLDERS:

                                          --------------------------------------
                                                        Tom Kobus



                                          --------------------------------------
                                                       Debbie Kobus

                                 AMENDMENT NO. 2
                                       TO
                               PURCHASE AGREEMENT

      THIS AMENDMENT NO. 2 TO PURCHASE AGREEMENT (the "Amendment"), dated as of January 12, 1999, to be effective as of January 6, 1999, is entered into by and among Waste Connections, Inc., a Delaware corporation ("WCI"), Butler County Landfill, Inc., a Nebraska corporation ("Butler"), Kobus Construction, Inc., a Nebraska corporation ("KCI") and Tom Kobus and Debbie Kobus ("Shareholders").

      WHEREAS, the parties hereto (the "Parties") have entered into a Purchase Agreement dated December 11, 1998 (the "Purchase Agreement");

      WHEREAS, the Parties desire to amend the Purchase Agreement as contemplated and agreed to in that certain Agreement among the Parties dated as of January 6, 1999 (the "January Agreement");

      WHEREAS, this Amendment shall constitute the second of two amendments to the Purchase Agreement and contains, among other provisions, item numbers 3 through 7, to the extent that these remain outstanding obligations, that were to be agreed upon pursuant to the January Agreement;

      WHEREAS, all capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement;

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants contained herein and in the Purchase Agreement, the parties hereto, each intending to be bound hereby, agree as follows

      1. Section 11.1(d) of the Purchase Agreement is amended to read in its entirety as follows:

            (d) Non-Solicitation. For a period commencing on the date hereof and terminating three (3) years form the Closing Date, without the consent of WCI, which may be granted or withheld by WCI in its discretion, the Shareholders and KCI shall not solicit any employees of the Corporation or WCI to leave the employ of the Corporation or WCI and join the Shareholders or KCI in any business endeavor owned or pursued by the Shareholders or KCI. Notwithstanding the foregoing, it shall not be deemed a violation of this subsection 11.1(d) for Shareholders or KCI to place advertisements in general circulation announcing general employment opportunities with Shareholders, KCI or their Affiliates. If an employee of WCI or the Corporation responds to such general advertisement, and if the Shareholders or KCI interview or employ such person, the Shareholders or KCI, as the case may be, shall not be in breach of this subsection 11.1(d). In addition, it shall not be deemed a violation of this Section 11.1(d) for Shareholders or KCI to solicit for employment or employ Brenda Albright and/or Paul Albright in any business endeavor owned or pursued by the Shareholders or KCI.

      2. A new Section 9.12 is added to the Purchase Agreement to read in its entirety as follows:

            9.12 Covenants of Shareholders and KCI. Shareholders agree that they shall cooperate with the Corporation and WCI in obtaining all necessary UCC-3 termination statements.

      3. Section 5.6 of the Purchase Agreement is amended to read in its entirety as follows:

            5.6 Completion of Schedules. The Corporation, Shareholders and KCI, as applicable, shall prepare and submit to WCI the Schedules to this Agreement in a form reasonably acceptable to WCI no later than December 22, 1998. The parties hereto agree that any amendments to such Schedules submitted to WCI after December 22, 1998 shall be to the mutual satisfaction of the parties and shall, after such approval, replace the Schedules previously submitted.

      4. A new Section 8.1(l) is added to the Purchase Agreement to read in its entirety as follows:

            (l) WCI shall execute and deliver a Finders Agreement with Kelly Danielson in form and substance reasonably satisfactory to the parties.

      5. Except as specifically amended hereby, the provisions of the Purchase Agreement shall remain in full force and effect.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                      CORPORATION:     BUTLER COUNTY LANDFILL, INC.

                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------



                               KCI     KOBUS CONSTRUCTION, INC.


                                       By:
                                          --------------------------------------

                                       Its:
                                           -------------------------------------

                              WCI:     WASTE CONNECTIONS, INC.


                                       By:
                                          --------------------------------------
                                          Ronald J. Mittelstaedt
                                          Chief Executive Officer & President



                     SHAREHOLDERS:
                                       -----------------------------------------
                                                       Tom Kobus


                                       -----------------------------------------
                                                      Debbie Kobus